EXECUTION VERSION
15 March 2023
BABYLON HOLDINGS LIMITED

SUPPLEMENTAL DEED POLL
relating to
US$300,000,000

Notes due 2026

THIS SUPPLEMENTAL DEED POLL is made on 15 March 2023 by Babylon Holdings Limited (the “Issuer”) and Babylon Group Holdings Limited (“Babylon Group Holdings”) in favour of the registered holders of the US$300,000,000 Notes due 2026 (the “Notes”, which expression shall, unless the context otherwise requires, include any further notes issued pursuant to Condition 19 and forming a single series with the Notes) and constituted by a deed poll dated 4 November 2021 (as previously supplemented and amended by a first supplemental deed poll on 31 March 2022) entered into by the Issuer (the “Principal Deed Poll”). The Principal Deed Poll as supplemented and amended by this supplemental deed poll (this “Supplemental Deed Poll”), shall be referred to as the “Deed Poll”.
WHEREAS:
(A)The various amendments to the Conditions (as defined below) were approved by Holders.
(B)The Notes shall have the terms and conditions (the “Conditions”) set out in Schedule 2 (Terms and Conditions of the Notes).
(C)In connection with the various amendments to the Principal Deed Poll, the Obligors agree to grant the guarantees and indemnities set out in Condition 2 (Guarantee and Indemnity) of the Terms and Conditions of the Notes.
NOW THIS DEED WITNESSES as follows:
1.DEFINITIONS AND INTERPRETATION
1.1Capitalised terms used but not defined in this Supplemental Deed Poll shall have the same meanings given to them in the Conditions, unless otherwise defined herein.
1.2In this Supplemental Deed Poll:
(a)“Effective Date” means the date on which the Holders give notice to the Issuer that it has received each of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Holders.
(b)“Obligor” means each of the Issuer and Babylon Group Holdings.
2.MODIFICATIONS TO THE PRINCIPAL DEED POLL
(a)With effect from the Effective Date:
(i)the Principal Deed Poll is hereby modified by the deletion of the “Terms and Conditions of the Notes” set out in Schedule 1 thereto and the substitution therefor of the “Terms and Conditions of the Notes” set out in Schedule 2 hereto, as the same may from time to time be modified in accordance with the Deed Poll and all references to the “Conditions” in the Principal Deed Poll shall be construed accordingly; and
(ii)the Principal Deed Poll is hereby modified by deletion of the “Form of Certificate” set out in Schedule 2 of the Principal Deed Pool and the substitution therefor of the “Form of Certificate” set out in Schedule 3 hereto, as the same may from time to time be modified in accordance with the Deed Poll.
(a)This Supplemental Deed Poll is supplemental to the Principal Deed Poll and, otherwise as set out herein, the provisions of the Principal Deed Poll and the Notes shall continue in full force and effect. This Supplemental Deed Poll and the Principal Deed poll shall henceforth be read and construed together as one deed so that all references in the Principal Deed Poll to “this Deed Poll” shall be deemed to refer to the Principal Deed Poll as amended and supplemented by this Supplemental Deed Poll.
(b)Each Obligor represents and warrants to each Holder that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Supplemental Deed Poll, and that this Supplemental Deed Poll constitutes a legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, subject to Legal Reservations.

(c)This Supplemental Deed Poll shall take effect as a deed poll for the benefit of the Holders from time to time.
(d)Each Obligor acknowledges the right of every Holder to the production of, and the right of every Holder to obtain a copy of, the Deed Poll, and further acknowledges and covenants that the obligations binding upon it contained in this Supplemental Deed Poll are owed to, and shall be for the account of, each and every Holder, and that each Holder shall be entitled severally to enforce those obligations against the relevant Obligor.
3.FEES COSTS AND EXPENSES
(a)In connection with the Holders consenting to the amendments to the Principal Deed Poll as set out in this Supplemental Deed Poll, the Issuer agrees to pay to the Holders a consent fee of 0.50 per cent. of the aggregate principal amount of the Notes as at the Effective Date pro rata to the amount of the Notes held by the relevant Holder on the Effective Date (the “Consent Fee”).
(b)The amount of the Consent Fee will on the Effective Date be capitalised and added to the outstanding principal amount of the Notes and satisfy the requirement pursuant to payment (a) above. Following an increase in the principal amount of the outstanding Notes as a result of the capitalisation of the Consent Fee, the Notes will bear interest on such increased amount from and after the Effective Date.
[The remainder of this page has been left intentionally blank]

IN WITNESS whereof this Supplemental Deed Poll has been entered into as a deed poll by each Obligor on the date which appears on the first page of this Supplemental Deed Poll.

EXECUTED as a DEED by
BABYLON HOLDINGS LIMITED according to the laws of its jurisdiction
By:
/s/ Ali Parsadoust
Name: Ali Parsadoust
Title: Director

[Project Garden – Supplemental Deed Poll – Signature Page]

EXECUTED as a DEED by BABYLON GROUP HOLDINGS LIMITED and signed on its behalf by:
By:
/s/ Ali Parsadoust
Name: Ali Parsadoust
Title: Director

in the presence of:

/s/ Mairi Johnson
Witness
Witness name:	Mairi Johnson
Witness address:	34 West 13th St, New York, 10011
Witness occupation:	Healthcare executive

Schedule 1
CONDITIONS PRECEDENT
1.Obligors
(a)A copy of the constitutional documents and/or registry extracts (as applicable) of each Obligor (including a copy of any consents issued by the Jersey Financial Services Commission pursuant to the Control of Borrowing (Jersey) Order 1958 in respect of the Issuer).
(b)A copy of a resolution of the board of directors, board of managers, member or other equivalent governing body and/or the shareholders of each Obligor (in each case to the extent required by law):
(i)approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party;
(ii)authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf; and
(iii)authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party.
(c)A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above (or otherwise being generally authorised to represent the relevant Obligor), in each case to the extent such person will execute a Transaction Document.
(d)A certificate of an authorised signatory of the relevant Obligor:
(i)confirming that issuance and/or guarantee by that Obligor of the Notes (as applicable) would not breach any borrowing, guarantee or similar limit binding on that Obligor (in each case subject to any limitations set out in the Transaction Documents);
(ii)confirming the solvency of each Obligor and its ability to issue and/or guarantee the Notes (as applicable); and
(iii)certifying that each copy document relating to it and specified in paragraphs (a) to (c) as being delivered by it is correct, complete and (to the extent executed) in full force and effect as at a date no earlier than the date of this Supplemental Deed Poll.
(e)Transaction Documents
(i)A copy of each of the following in agreed form, duly executed by the Obligors party to them:
(A)the Intercreditor Agreement;
(B)the Bridge Loan Note Facility Agreement;
(C)the bridge subscription agreement entered into on 9 March 2023 between, among others, the Issuer and the entities listed therein as Original Bridge Noteholders;
(D)the Warrant Amendment Documentation;

(E)the agreement for the sale and purchase of the entire issued share capital of Babylon Healthcare Services Limited, Babylon Partners Limited and Babylon Inc. to be entered into by the Issuer as seller and Babylon Group Holdings Limited as purchaser on or about the date of the Bridge Loan Note Facility Agreement;
(F)the Agreed Bridge Equity Issue Shares Documentation; and
(G)the Transaction Security Documents listed in the table below:

Name of party to Security Document	Security Document	Governing law of Security Document
Babylon Holdings Limited	Security agreement over the Issuer’s Jersey situated intangible moveable property	Jersey
Babylon Holdings Limited	Debenture creating fixed and floating security over all assets (including its shares in Babylon Group Holdings Limited, Babylon International Limited and any of its Subsidiaries)	England
Babylon Group Holdings Limited	Debenture creating fixed and floating security over all assets (including its shares in Babylon Partners Limited and Babylon Healthcare Services Limited)	England
Babylon Group Holdings Limited	Charge over its shares in Babylon Inc.	New York
(H)A copy of all notices, certificates and other documents (including, without limitation, Uniform Commercial Code financing statements and intellectual property security agreements) required to be sent, executed, delivered, or filed, as applicable under the

Transaction Security Documents on the date of execution of the relevant Transaction Security Documents, executed by the applicable Obligors.
(I)All share certificates, transfers, stock transfer forms and stock powers or any equivalent of the foregoing duly executed by the relevant Obligor in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the Transaction Security Documents, in each case only to the extent that such documents are required to be provided on the date of execution of the relevant Transaction Security Documents.
(J)A consent letter (in the form acceptable to the Holders) executed by the Issuer consenting to the registration of the security interests to be created pursuant to any Transaction Security Document governed by Jersey law on the security interests register maintained under Part 8 of the Security Interests (Jersey) Law 2012.
(f)Legal Opinions
(i)The following legal opinions:
(A)A legal opinion of Kirkland & Ellis International LLP, counsel to the Holders as to English law, in relation to the enforceability of this Deed Poll, and the capacity and authority of Babylon Group Holdings Limited to enter into the Transaction Documents to which it is a party, such legal opinion to be in substantially the form distributed to the Holders prior to the date of this Supplemental Deed Poll.
(B)A legal opinion of Ogier (Jersey) LLP, counsel to the Holders as to Jersey law, in relation to the enforceability of the Transaction Security Documents governed by Jersey law, such legal opinion to be in substantially the form distributed to the Holders prior to the date of this Supplemental Deed Poll.
(C)A legal opinion of Walkers (Jersey) LLP, counsel to the Holders as to Jersey law, in relation to the capacity and authority of the Issuer incorporated under the laws of Jersey to enter into the Transaction Documents to which it is a party, such legal opinion to be in substantially the form distributed to the Holders prior to the date of this Supplemental Deed Poll.
(g)Other Documents
(A)A copy of the Cashflow Forecast agreed between the Issuer and the Holders for the week ending immediately prior to the Effective Date.
(B)A copy of the group structure chart.
(C)Evidence that all fees, costs and expenses have been or will be paid within five (5) Business Days of the Effective Date.
(D)Evidence that the Original Issue Date has occurred or will occur on or prior to the Effective Date.
(E)In respect of each company incorporated in the United Kingdom whose shares are the subject of the Transaction Security (a “Charged Company”), either:

(i)a certificate of an authorised signatory of the Issuer certifying that:
(1)each member of the Group has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Company; and
(2)no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares, together with a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Company, which, in the case of a Charged Company that is a member of the Group, is certified by an authorised signatory of the Issuer to be correct, complete and not amended or superseded as at a date no earlier than the date of this Supplemental Deed Poll; or
(ii)a certificate of an authorised signatory of the Issuer certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006.
Schedule 1

TERMS AND CONDITIONS OF THE NOTES
The US$300,000,000 Notes due 2026 (the “ Notes”) of Babylon Holdings Limited (the “Issuer”) are constituted by a Deed Poll entered into by the Issuer on 4 November 2021 as previously supplemented and amended by a supplemental deed poll dated 31 March 2022 (the “Principal Deed Poll”) and as further supplemented and amended by a supplemental deed poll (the “Supplemental Deed Poll”) entered into by the Issuer and Babylon Group Holdings Limited (“Babylon Group Holdings” and, together with the Issuer, the “Obligors”) on 15 March 2023 (the Principal Deed Poll as so supplemented and amended by the Supplemental Deed Poll, the “Deed Poll”).
1.FORM, DENOMINATION, TITLE, STATUS AND GUARANTEE
(a)Form and Denomination
The Notes are issued in registered form, serially numbered, in nominal amounts of US$200,000 and integral multiples of US$1,000 in excess thereof (the “Authorised Denominations”). A certificate (each a “Certificate”) will be issued to each Holder in respect of its registered holding of Notes. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the Register (as defined in Condition 6(a)).
(b)Title
Title to the Notes will pass by transfer and registration in the Register as described in Condition 6. The Holder (as defined below) of any Note will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss (or that of the related certificate, as appropriate) or anything written on it or on the certificate representing it (other than a duly executed transfer thereof)) and no person will be liable for so treating the Holder.
(c)Status of the Notes
The Notes constitute direct, unconditional, unsubordinated and secured obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Notes shall, save for such exceptions as may be provided by applicable laws, at all times rank at least equally with all its other present and future unsecured and unsubordinated obligations.
2.GUARANTEE AND INDEMNITY
The obligations of the Issuer in respect of the Notes have been unconditionally and irrevocably guaranteed by Babylon Group Holdings pursuant to this clause (the “Guarantee”).
The obligations of Babylon Group Holdings under the Guarantee constitute direct, unconditional and unsecured obligations of the Guarantor and shall at all times rank pari passu and without any preference among themselves. The payment obligations of Babylon Group Holdings under the Guarantee shall, save for such exceptions as may be provided by applicable laws, at all times rank at least equally with all its other present and future unsecured and unsubordinated obligations.
(a)Guarantee and indemnity
Each Obligor jointly and severally and irrevocably and unconditionally:
(i)guarantees to each Holder punctual performance by each Obligor of all that Obligor’s obligations under the Notes;
(ii)undertakes with each Holder that, whenever another Obligor does not pay any amount when due under or in connection with the Notes, that Obligor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii)agrees with each Holder that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Holder immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under the Notes on the date when it would have been due. The amount payable by an Obligor under this indemnity will not exceed the amount it would have had to pay under this Clause 2 if the amount claimed had been recoverable on the basis of a guarantee.
(b)Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Notes, regardless of any intermediate payment or discharge in whole or in part.
(c)Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Holder in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, examinership or otherwise without limitation, then the liability of each Obligor under this Clause 2 will continue or be reinstated as if the discharge, release or arrangement had not occurred.
(d)Waiver of defences
The obligations of each Obligor under this Clause 2 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 2 (without limitation and whether or not known to it or any Holder). This includes:
(i)any time, waiver or consent granted to, or composition with, any Obligor or other person;
(ii)the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(iii)the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(iv)any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
(v)any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of the Notes or any other document or security including without limitation any change in the purpose of, any extension of or any increase in the Notes or the addition of any new facility under the Notes or other document or security;
(vi)any unenforceability, illegality or invalidity of any obligation of any person under the Notes or any other document or security; or
(vii)any insolvency or similar proceedings.
(e)Obligor intent
Without prejudice to the generality of paragraph (d) above, each Obligor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Notes, additional Notes or amount made available under any of the Transaction Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which the Notes, additional Notes or any amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
(f)Immediate recourse
Each Obligor waives any right it may have of first requiring any Holder (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Obligor under this Clause 2. This waiver applies irrespective of any law or any provision of a Transaction Document to the contrary.
(g)Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Transaction Documents have been irrevocably paid in full, each Holder (or any trustee or agent on its behalf) may:
(i)refrain from applying or enforcing any other moneys, security or rights held or received by that Holder (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Obligor shall be entitled to the benefit of the same; and
(ii)hold in an interest-bearing suspense account any moneys received from any Obligor or on account of any Obligor’s liability under this Clause 2.
(h)Deferral of Obligors’ rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Transaction Documents have been irrevocably paid in full and unless the Holders otherwise directs, no Obligor will exercise any rights which it may have by reason of performance by it of its obligations under the Transaction or by reason of any amount being payable, or liability arising, under this Clause 2:
(i)to be indemnified by an Obligor;
(ii)to claim any contribution from any other Obligor of any Obligor’s obligations under the Transaction Documents;
(iii)to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Holders under the Transaction Documents or of any other guarantee or security taken pursuant to, or in connection with, the Transaction Documents by any Holder;
(iv)to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Obligor has given a guarantee, undertaking or indemnity under paragraph (a);
(v)to exercise any right of set-off against any Obligor; and/or
(vi)to claim or prove as a creditor of any Obligor in competition with any Holder.
(vii)If an Obligor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Holders by the Obligors under or in connection with the Transaction Documents to be repaid in full on trust for the Holders and shall promptly pay or transfer the same to the Holders or as the Holders may direct for application in accordance with Condition 9 (Payments).
(i)Release of Obligors’ right of contribution
If any Obligor (a “Retiring Obligor”) ceases to be an Obligor in accordance with the terms of the Transaction Documents for the purpose of any sale or other disposal of that Retiring Obligor of then on the date such Retiring Obligor ceases to be an Obligor:

(i)that Retiring Obligor is released by each other Obligor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Obligor arising by reason of the performance by any other Obligor of its obligations under the Transaction Documents; and
(ii)each other Obligor waives any rights it may have by reason of the performance of its obligations under the Transaction Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Holders under any Transaction Document or of any other security taken pursuant to, or in connection with, any Transaction Document where such rights or security are granted by or in relation to the assets of the Retiring Obligor.
(j)Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Holder.
(k)Limitations on Guarantees
This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or would constitute an unlawful distribution or reduction of capital or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the relevant Obligor.
(l)Waiver of Jersey law customary rights
(i)Any right which at any time the Issuer may have under the existing or future laws of Jersey whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against the Issuer in respect of the obligations assumed by the Issuer under or in connection with any Transaction Document is hereby waived.
(ii)Any right which at any time the Issuer may have under the existing or future laws of Jersey whether by virtue of the droit de division or otherwise to require that any liability under any guarantee or indemnity given in or in connection with any Transaction Document be divided or apportioned with any other person or reduced in any manner whatsoever is hereby waived.
3.DEFINITIONS
In these Conditions, unless otherwise provided, the following definitions shall apply:
“Acceptable Bank” means:
(i)a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by S&P or Fitch or A3 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency; or
(ii)any other bank or financial institution approved by the Holder Majority.
“Acceptable Funding Sources” means the proceeds of:
(i)an issue of equity in the Issuer; or
(ii)any Permitted Subordinated Debt.
“Accounting Principles” means:
(i)in relation to the consolidated financial statements of the Group or the Issuer, US GAAP; and
(ii)in relation to any other member of the Group, the generally accepted accounting principles, practices, policies and procedures in its jurisdiction of incorporation.

“Additional Notes” means the US$100,000,000 Notes due 2026 which were on 4 May 2022 consolidated and form a single series with the Issuer's US$200,000,000 Notes due 2026 issued on 4 November 2021.
“Additional Notes Issue Date” means 31 March 2022.
“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
“Agreed Bridge Equity Issue Shares” means the 534,911 shares in the Issuer to be issued to the Original Bridge Noteholders pursuant to the terms of the Agreed Bridge Equity Issue Shares Documentation.
“Agreed Bridge Equity Issue Shares Documentation” means the subscription agreement relating to the issue of the Agreed Bridge Equity Issue Shares (on customary terms) to be entered into between the Issuer and the Original Bridge Noteholders on or as soon as reasonably practicable following the date of the Supplemental Deed Poll and prior to the Effective Date.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Issuer or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” means all applicable financial recordkeeping and reporting requirements and laws or regulations related to money laundering or terrorist financing, including the anti-money laundering statutes and the rules and regulations thereunder and any related or similar laws, rules, regulations or guidelines in any jurisdiction to which the Issuer or Subsidiary is subject or in which the proceeds of the Notes will be used.
“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
“Authorised Denominations” has the meaning provided in Condition 1.
“Bidder” means any person or persons who is or are not Related Parties to any member of the Group participating as potential or actual bidders or purchasers in relation to the M&A Process.
“Binding Terms Milestone” means the Issuer or any other member of the Group receives either:
(iii)a binding termsheet or commitment from one or more Financiers in respect of the Recapitalisation Process; or
(iv)a binding bid from one or more Bidders in respect of the M&A Process, which, in each case, upon execution of long-form documentation and completion of the relevant transactions anticipated under the terms of such binding term sheet, commitment or binding bid (as applicable), is reasonably likely to result in the satisfaction of the Completion Milestone.
“Binding Terms Milestone Date” has the meaning given to that term in paragraph 26 (Operational Milestones) of Annex 3 (General Undertakings).
“Bridge Loan Note Facility Agreement” means the US$34,500,000 bridge loan note facility agreement entered into on 9 March 2023 between, among others, the Issuer and Kroll Trustee Services Limited as security agent and trustee.

“Bridge Loan Note Finance Documents” has the meaning given to that term “Bridge Finance Document” under the Bridge Loan Note Facility Agreement.
“Bridge Notes Discharge Date” has the meaning given to that term in the Intercreditor Agreement.
“Creditor Noteholder-selected Independent Director” means any independent non-executive director nominated by the Majority Bridge Noteholders (in consultation with the Issuer) and appointed by the board of the Issuer.
“Bridge Obligor” means any borrower and/or guarantor under the Bridge Loan Note Facility Agreement.
“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in Dublin, London, New York and Jersey.
“Capital Markets Issue” means any public or private bond or other debt capital markets issue.
“Capital Stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, but excluding any debt securities convertible or exchangeable into such equity.
“Cash” means, at any time, cash in hand or on deposit with any Acceptable Bank.
“Cash Equivalents” means, at any time:
(i)certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;
(ii)any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;
(iii)commercial paper not convertible or exchangeable to any other security:
(i)for which a recognised trading market exists;
(ii)issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;
(iii)which matures within one year after the relevant date of calculation; and
(iv)which has a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch or P-1 or higher by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;
(iv)sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);
(v)any investment in money market funds which:
(i)have a credit rating of either A-1 or higher by S&P or F-1 or higher by Fitch or P-1 or higher by Moody’s;
(ii)which invest substantially all their assets in securities of the types described in paragraphs (i) to (iv) above; or
(iii)can be turned into cash on not more than 45 days’ notice; or

(vi)any other debt security approved by the Holder Majority, in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security.
“Cashflow Forecast” means a consolidated cashflow forecast for the Group up to 30 June 2023, which includes details of both available Cash and Cash treated by the Group as restricted or trapped as well as details of actual available Cash as at the Friday immediately before the date of the Cashflow Forecast, in the same form as the cash flow forecast provided to the Holders as a condition precedent to the Effective Date or in a form otherwise agreed between the Issuer and the Holders and provided by the Issuer as a condition precedent to the Effective Date.
“Certificate” has the meaning provided in Condition 1.
“Change of Control” means the occurrence of any of the following:
(i)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provision), is or becomes the beneficial owner (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer;
(ii)the adoption of a plan relating to the liquidation or dissolution of the Issuer; or
(iii)the merger or consolidation of the Issuer with or into another person or the merger of another person with or into the Issuer.
“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.
“Code” means the US Internal Revenue Code of 1986.
“Completion Milestone” means either:
(i)the Recapitalisation Process completes such that the Recapitalisation Condition is satisfied; or
(ii)one or more Bidders enters into a legally binding sale and purchase agreement in respect of the M&A Process such that the M&A Process Condition will be satisfied upon completion of the transactions contemplated under that sale and purchase agreement and any related transaction documents.
“Compliance Certificate” means a certificate substantially in the form of Schedule 5 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenant.
“Confidential Information” has the meaning provided in Condition 20.
“Debt Financing” means (i) any loan facility or loan note facility (secured or unsecured) received by any member of the Group or (ii) any loan facility (secured or unsecured) that is convertible into common stock or other equity security received by any member of the Group and proceeds of any such issuance into common stock or other equity security on conversion.
“Default” means any event or circumstance which (with the expiry of a grace period, the giving of notice, the making of any determination or any combination of the foregoing) would constitute (after the issue of the Notes) an Event of Default.
“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by any member of the Group of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions) except for an Exempt Disposal.
“ESG Milestone Event” means the addition by the Group of 100,000 Medicaid lives to value based care contracts by 1 January 2024.
“ESG Step Up Margin” means 0.065 per cent. per annum.
“Event of Default” has the meaning provided in Condition 11.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excess Disposal Proceeds” means Net Disposal Proceeds received in excess of Excluded Disposal Proceeds.
“Excluded Disposal Proceeds” means the Net Disposal Proceeds, in a cumulative aggregate amount when aggregated with any Net Financing Proceeds, of up to $200,000,000.
“Excess Net Financing Proceeds” means Net Financing Proceeds received in excess of Excluded Financing Proceeds.
“Excluded Financing Proceeds” means Net Financing Proceeds in respect of any Capital Markets Issue, Relevant Issue or Debt Financing, in a cumulative aggregate amount when aggregated with any Net Disposal Proceeds, of up to $200,000,000.
“Excluded Jurisdiction” means any of Brazil, India, Malaysia or Rwanda.
“Exempt Disposal” means any Disposal made pursuant to paragraphs (b)(i), (b)(ii), (b)(iii), (b)(iv),(b)(v), (b)(vi), (b)(vii), (b)(viii), (b)(ix) (to the extent that it relates to paragraph (a) of the definition of “Permitted Disposal) and (b)(x) (other than paragraph (i) of the definition of “Permitted Transaction”) of paragraph 5 (Disposals) of Annex 3 (General Undertakings).
“FATCA” means:
(i)sections 1471 to 1474 of the Code or any associated regulations;
(ii)any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (i) above; or
(iii)any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (i) or (ii) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
“FATCA Deduction” means a deduction or withholding from a payment under the Transaction Documents required by FATCA.
“Final Maturity Date” means 4 November 2026.
“Finance Lease” means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease (but excluding any real estate lease or operating lease).
“Financial Indebtedness” means any indebtedness for or in respect of:
(i)moneys borrowed and debit balances at banks or other financial institutions;

(ii)any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent);
(iii)any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;
(iv)the amount of any liability in respect of any Finance Lease;
(v)receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis, where they meet any requirements for de-recognition under the Accounting Principles or where recourse is limited to customary warranties and indemnities);
(vi)any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument (but not, in any case, Trade Instruments) issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;
(vii)any Treasury Transaction and, when calculating the value of any Treasury Transaction, the marked to market net obligations of such person under such Treasury Transaction (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such person at such time) shall be taken into account;
(viii)any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the date falling 6 months after the Final Maturity Date or are otherwise classified as borrowings under the Accounting Principles;
(ix)any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question and (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;
(x)any amount raised under any other transaction having the commercial effect of a borrowing; and
(xi)(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (i) to (x) above.
The amount of Financial Indebtedness of any person at any time in the case of a revolving credit or similar facility shall be the total amounts of cash funds borrowed and then outstanding. In relation to any Financial Indebtedness in respect of bank accounts subject to netting, cash pooling, net balance, balance transfer or similar arrangements, only the net balance shall be used. The amount of Financial Indebtedness of any person at any date shall be determined as set forth above or as otherwise provided in these Conditions, and (other than with respect to letters of credit or guarantees or Financial Indebtedness specified in paragraph (vi) above) shall equal the amount thereof that would appear on a balance sheet of such person (excluding any notes thereto) prepared on the basis of the Accounting Principles.
“Financial Quarter” means each period of three months ending on a Quarter Date.
“Financier” means any person or persons who is or are not Related Parties to any member of the Group participating as potential or actual financiers to or investors in the Group in relation to the Recapitalisation Process.
“Financial Year” means the annual accounting period of the Issuer ending on or about 31 December in each year.
“first fund” has the meaning provided in the definition of Related Fund.
“Fitch” means Fitch Ratings Limited or any successor to its rating business.
“Founder” means Dr Ali Parsadoust.

“Founder Permitted Transferee” has the meaning provided in the New Articles.
“Group” means the Issuer and its Subsidiaries provided that, for the avoidance of doubt, no P.C. shall be treated as a member of, or form part of, the Group for any purpose.
“Health Innovators Permitted Acquisition” means the acquisition by one or more members of the Group of the remaining shares or other equity interests in Health Innovators (dba DayToDay) India for an aggregate purchase price (including any deferred consideration or earn out arrangement) not exceeding $1,000,000.
“Higi Business Disposal” means the disposal of the shares in Higi SH Holdings Inc. or any of its subsidiaries or all or part of the business of Higi SH Holdings Inc. and its subsidiaries to one or more bona fide third parties who is or are not Related Parties to any member of the Group.
“Holder” means the person in whose name a Note is registered in the Register.
“Holder Majority” means the holder or holders of more than 50 per cent. of the total principal amount of the Notes outstanding at the relevant time.
“Holders Advisors” means any legal, financial or other advisor appointed by the Holders from time to time.
“Holding Company” has the meaning provided in the definition of Subsidiary.
“Intellectual Property Rights” means:
(i)any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may on or after the date of this Deed Poll subsist), whether registered or unregistered; or
(ii)the benefit of all applications and rights to use such assets of the Issuer (which may on or after the date of this Deed Poll subsist), in each case whether registered or not, and includes any related application.
“Intercreditor Agreement” means the intercreditor agreement entered into on 9 March 2023 between, among others, the Holders, the Security Agent and the Issuer.
“Interest Payment Date” has the meaning provided in Condition 7(a).
“Interest Period” means the period beginning on (and including), in respect of the Original Notes, the Issue Date and, in respect of the Additional Notes, the Additional Notes Issue Date and, in each case, ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.
“Interest Rate” means (i) in respect of the period commencing from (and including) the Issue Date to (but excluding) the date falling two years after the Issue Date, eight per cent. (8.0%) per annum other than in respect of the period commencing from (and including) 4 November 2022 to (but excluding) 4 May 2023, ten per cent. (10.0%) per annum; (ii) in respect of the period commencing from (and including) the date falling two years after the Issue Date, to (but excluding) the date falling three years after the Issue Date, then it shall be ten per cent. (10.0%) per annum; and (iii) in respect of the period commencing from (and including) the date falling three years after the Issue Date, twelve per cent. (12.0%) per annum, and provided further, if the ESG Milestone Event is not achieved by 1 January 2024, plus the ESG Step Up Margin.
“IPA Business Disposal” means the disposal of the Group’s Independent Physician Association business in California.
“IPA Business Disposal Condition” means that the Group will upon completion of the IPA Business Disposal receive an aggregate amount of net cash proceeds (for the avoidance of doubt, without taking into account any deferred consideration) (including, without limitation, any cash of any member of the Group which is restricted or trapped pursuant to applicable law or regulation and is or will no longer be so restricted or trapped and will accordingly be released to the Group on completion of the applicable transaction) equal to or greater than $150,000,000.
“Issuer Redemption Notice” has the meaning provided in Condition 8(f).
“ITA” means the Income Tax Act 2007.
“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity not being a member of the Group.
“Legal Reservations” means:
(i)the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration, examinership and other laws generally affecting the rights of creditors;
(ii)the time barring of claims under applicable limitation laws (including the Limitation Acts, the Statute of Limitations 1957 of Ireland and the Statute of Limitations (Amendment) Act 1991 of Ireland), the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, defences of set-off or counterclaim;
(iii)similar principles, rights and defences under the laws of the jurisdiction of incorporation of an Obligor;
(iv)the possibility that a court may strike out provisions of a contract as being invalid for reasons of oppression, undue influence or similar reasons;
(v)the possibility that any obligation to pay default interest may be held to be unenforceable on the grounds that it is a penalty;
(vi)the possibility that an obligation under an indemnity may be void insofar as it relates to stamp duty payable in the U.K.;
(vii)the possibility that an English Court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant; and
(viii)any other legal reservations or qualifications not mentioned above as they are set out in any legal opinion provided to the Holders pursuant to Schedule 1 (Conditions Precedent) of the Supplemental Deed Poll.
“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.
“Liquidity” means, on any relevant date, the aggregate amount of Cash and Cash Equivalents held by the members of the Group less the aggregate amount of Cash held by members of the Group which is restricted or trapped pursuant to applicable law or regulation and which the relevant member(s) of the Group is not able to use for its general working capital purposes that is (i) immediately and freely available to be applied in repayment or prepayment of the Original Bridge Notes and the Notes; (ii) held by members of the Group; and (iii) not subject to any Security Interest over that Cash except for Transaction Security or any Security Interest permitted under paragraphs (i) or (q) of the definition of “Permitted Security” constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements.
“M&A Process” means a sales process by one or more members of the Group relating to the sale of (i) the Group, (ii) a strategic minority shareholding in any member of the Group and/or (iii) any material asset of the Group or shares in any member of the Group, in each case with the objective that the Group will satisfy the M&A Process Condition.
“M&A Process Condition” means that the Group will upon completion of the relevant transactions in respect of the M&A Process (for the avoidance of doubt, without taking into account any deferred consideration) receive an aggregate amount of net cash proceeds (which for these purposes shall include, without limitation, any cash of any member of the Group which is restricted or trapped pursuant to applicable law or regulation and is or will be no longer be so restricted or trapped and will accordingly be released to the Group on completion of the applicable transaction or transactions) equal to or greater than $150,000,000.
“Majority Bridge Noteholders” has the meaning given to that term in the Bridge Loan Note Facility Agreement.
“Make Whole Amount” means the greater of:
(i)104 per cent. of the principal amount on the Redemption Date (including for the avoidance of doubt any capitalised interest); and
(ii)the net present value on the Redemption Date of the aggregate of (1) 104 per cent. of the principal amount on the Redemption Date (including for the avoidance of doubt any capitalised interest) and (2) the amount of interest which would have accrued on the principal amount of the Notes so redeemed from the Redemption Date to the 12 Month Date, discounted at a rate equal to the Treasury Rate as determined in good faith by the Holder Majority acting reasonably and in good faith and as agreed to by the Issuer (acting reasonably) as at the date three Business Days prior to the Redemption Date, plus 50 basis points.
“Material Adverse Effect” means a material adverse effect on:
(i)the business, operations, property, or financial condition of the Group taken as a whole;
(ii)the ability of the Issuer to comply with its obligations under paragraph 2(a) of Annex 2 (Financial Covenant);
(iii)the ability of the Obligors taken as a whole to perform their payment obligations under the Transaction Documents or the Notes; or
(iv)subject to the Legal Reservations, the validity or enforceability of, or the effectiveness or ranking of any Transaction Security granted or purporting to be granted pursuant to any of, the Transaction Security Documents or the rights or remedies of any Secured Party under any of the Transaction Documents.
“Material Company” means each Obligor, each member of the Group which is the direct Holding Company of an Obligor and any Subsidiary of the Issuer which has:
(v)gross assets or net assets; or
(vi)revenue,

(in each case calculated on an unconsolidated basis and excluding all intra-Group items) which exceed five (5) per cent. of the value of the gross assets or net assets or revenue (respectively) of the Group and for these purposes, any calculation shall be effected on the date of the relevant Compliance Certificate which is required to be delivered to the Holders pursuant to paragraph 3 of Annex 1 (Information Undertakings) by reference to the relevant audited consolidated financial statements for the relevant financial year of the Issuer or unaudited interim consolidated financial statements for the first half year of the relevant financial year of the Issuer, other than (x) any entity which is incorporated in an Excluded Jurisdiction and (y) Babylon Healthcare Services Limited.
“Milestone” means any of the Binding Terms Milestones and the Completion Milestones.
“Milestone Date” means the Binding Terms Milestone Date or the Completion Milestone Date (as applicable).
“Minimum Liquidity Compliance Certificate” means a compliance certificate substantially in the form set out in Schedule 6 (Form of Minimum Liquidity Compliance Certificate).
“Monthly Accounting Period” means for each month, the relevant weekly period within the quarterly accounting period used by the Group, consisting of two consecutive four week periods followed by a five week period.
“Moody’s” means Moody’s Investors Service Limited or any successor to its rating business.
“Net Disposal Proceeds” means the cash consideration received by any member of the Group (including any amount received in repayment of intercompany debt) for any Disposal made by any member of the Group except for any Exempt Disposal and after deducting:
(i)any reasonable expenses which are incurred by any member of the Group with respect to that disposal to persons who are not members of the Group; and
(ii)any Tax incurred by any member of the Group in connection with that disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance).
“Net Financing Proceeds” means any amount received by a member of the Group in cash as consideration for a Capital Markets Issue, Relevant Issue or Debt Financing less all Taxes and reasonable costs and expenses incurred by any member of the Group in connection with that Capital Markets Issue, Relevant Issue or Debt Financing (as applicable).
“New Articles” means the memorandum and articles of association of the Issuer in the form annexed to the proxy statement for special meeting of stockholders of Alkuri Global Acquisition Corp. dated 21 October 2021.
“Note Subscribers” has the meaning provided in the Note Subscription Agreement.
“Note Subscription Agreement” means the agreement between the Issuer and the Note Subscribers dated 8 October 2021 as amended and or supplemented from time to time.
“Obligor” means each of the Issuer or Babylon Group Holdings.
“Original Bridge Notes” means the Issuer’s floating rate notes due 2026, issued on the Original Issue Date, the Tranche 2 Issue Date or the Tranche 3 Issue Date (each term as defined under the Bridge Loan Note Facility Agreement) and governed by the Bridge Loan Note Facility Agreement or the principal amount issued and outstanding for the time being of such notes.

“Original Issue Date” has the meaning given to that term in the Bridge Loan Note Facility Agreement.
“Pari Debt” means any financial indebtedness that ranks pari passu with the Notes.
“Participating Member State” means a member state of the European Union that has the euro as its lawful currency under the legislation of the European Union for Economic and Monetary Union.
“P.C.” means any “professional corporation” or “P.C.” under the laws of any member state of the United States of America, to which any member of the Group provides management, operational and/or administrative services or in which the Group has an economic interest.
a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, unincorporated association, limited liability company, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity).
“Permitted Acquisition” means:
(i)any acquisition of any shares or securities owned by minority shareholders in members of the Group;
(ii)an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal or a Permitted Transaction;
(iii)the incorporation of a company or the acquisition of the issued share capital of a limited liability company, including by way of formation, which has not traded prior to the date of the acquisition and has no material liabilities or obligations or assets prior to the date of the acquisition;
(iv)on and from the date on which the Completion Milestone is satisfied, the acquisition of, or investment in, any share or interest in any Permitted Joint Venture provided that the aggregate of all amounts paid or to be paid in connection with such acquisition (including all related fees, costs, commissions and expenses) is funded solely from Acceptable Funding Sources and does not, when aggregated with the total consideration for each other acquisition made pursuant to this paragraph (iv), paragraph (x) below and paragraph (i) of the definition of Permitted Joint Venture, exceed $50,000,000;
(v)the acquisition by a member of the Group of securities which are Cash Equivalent Investments;
(vi)an acquisition in respect of which the Holder Majority have given their consent;
(vii)an acquisition of shares of a member of the Group by its immediate Holding Company;
(viii)an acquisition of shares by any member of the Group as part of the Agreed Management MIP;
(ix)on and from the date on which the Completion Milestone is satisfied, any other acquisition by any member of the Group provided that either (i) at least 51% of the issued share capital (or equivalent ownership interest) of a corporation or other entity is acquired; or (ii) the acquisition is of a business or undertaking or assets (in each case, the “Acquisition Target”) and in each case where the following conditions are satisfied:
(A)no Default is continuing or would occur as a result of the acquisition on the date the Group contractually commits to make the acquisition;
(B)the person, business or undertaking to be acquired is engaged in a business the general nature of which is similar or complementary to that carried on by the Group or a part of the Group;

(C)the person, business or undertaking to be acquired is not incorporated in or carries out a material part of its business in any Sanctioned Country or with any Sanctioned Person;
(D)the Acquisition Target:
(1)had positive earnings before interest, tax, depreciation and amortisation (“EBITDA”) as reasonably calculated on a last 12 months look-back (“LTM”) basis; or
(2)did not have negative EBITDA as reasonably calculated on an LTM basis:
(A)on a standalone basis of more than $5,000,000 as reasonably calculated on a LTM basis; and
(B)the Issuer certifies that the Acquisition Target is forecast to contribute positively to the EBITDA of the Group by no later than the end of the period of 24 months following completion of the applicable acquisition, provided that such forecast is arrived at after careful consideration and prepared in good faith on the basis of assumptions which are believed to be fair and reasonable as at the date they are prepared and supplied; and
(x)the aggregate of all amounts paid or to be paid in connection with such acquisition (including all related fees, costs, commissions and expenses) are or will be funded from Acceptable Funding Sources and does not, when aggregated with the total consideration for each other acquisition made pursuant to this paragraph (x), paragraph (iv) above and the aggregate amount of all investments made pursuant to paragraph (i) of the definition of Permitted Joint Venture, exceed $50,000,000.
“Permitted Disposal” means any of the following:
(i)any sale, lease, licence, transfer or other disposal of shares by a member of the Group pursuant to any management incentive scheme existing as at the Effective Date in an amount not exceeding $50,000 or as part of the Agreed Management MIP to any director, officer, manager or employee of any member of the Group at or below par or at or below market value;
(ii)the IPA Business Disposal provided that the IPA Business Disposal Condition will be satisfied upon completion of that disposal;
(iii)the Higi Business Disposal;
(iv)with the prior consent of the Holder Majority (such consent not to be unreasonably withheld or delayed), any disposal that is required to satisfy the M&A Process; or
(v)any other disposal in respect of which the Holder Majority have given their consent.
    “Permitted Financial Indebtedness” means Financial Indebtedness:
(i)arising under the Notes;
(ii)arising under the Original Bridge Notes;
(iii)arising under any Permitted Pari Debt;
(iv)any financial indebtedness owing by any member of the Group to any other member of the Group;

(v)on and from the date on which the Completion Milestone is satisfied, the amount of any liability in respect of any Finance Lease and which in aggregate does not exceed $10,000,000 (or its equivalent in other currencies) at any time;
(vi)arising under a Permitted Loan or a Permitted Guarantee;
(vii)arising under a Permitted Transaction (having regard to the limitations under paragraph (i) of the definition of Permitted Transaction);
(viii)on and from the date on which the Completion Milestone is satisfied, arising under a Permitted Joint Venture to the extent permitted in the definition of Permitted Joint Venture;
(ix)on and from the date on which the Completion Milestone is satisfied, in respect of any deferred consideration or earn-out arrangements made available by the relevant vendor in connection with any Permitted Acquisition and /or Permitted Joint Venture provided that the aggregate of all amounts paid or to be paid in respect of such deferred consideration or earn-out arrangements (including all related fees, costs, commissions and expenses) is funded solely from Acceptable Funding Sources;
(x)arising under a Permitted Hedging Transaction;
(xi)arising under any cash pooling, netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements;
(xii)arising as a result of daylight exposures of any member of the Group in respect of banking arrangements entered into in the ordinary course of its treasury activities;
(xiii)permitted by the Holder Majority; or
(xiv)not permitted by the preceding paragraphs and the outstanding principal amount of which does not exceed US$5,000,000 (or its equivalent in other currencies) at any time.
“Permitted Guarantee” means:
(i)any guarantee arising under or in respect of, the Notes, the Original Bridge Notes and/or the Permitted Pari Debt;
(ii)the endorsement of negotiable instruments in the ordinary course of trade;
(iii)any guarantee or indemnity issued in respect of any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;
(iv)on and from the date on which the Completion Milestone is satisfied, any guarantee issued by a member of the Group in respect of a Permitted Joint Venture to the extent permitted in the definition of Permitted Joint Venture;
(v)any guarantee or indemnity of Permitted Financial Indebtedness;
(vi)any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (ii) of the definition of “Permitted Security”;
(vii)any guarantee by a member of the Group of the obligations of another member of the Group;
(viii)any guarantees issued or to be issued in the ordinary course of business to a landlord (or to a bank on account of lease obligations);
(ix)guarantees which are in favour of institutions (financial institutions or insurers, or equivalent) which have guaranteed (or otherwise issued a letter of credit, bond, indemnity, documentary or like credit in support of) obligations of a member of the Group pursuant to transactions which that member of the Group has entered into in the ordinary course of business;
(x)any customary indemnity to a vendor in relation to a Permitted Acquisition or a purchaser in relation to a Permitted Disposal;

(xi)any guarantee in relation to a Permitted Hedging Transaction;
(xii)guarantees of Permitted Transactions;
(xiii)any guarantee granted to the trustee of any employee share option or management incentive or unit trust scheme as part of the Agreed Management MIP;
(xiv)guarantees made in substitution for an extension of credit permitted under the definition of Permitted Loan to the extent that the issuer of the relevant guarantee would have been entitled to make a loan in an equivalent amount under the definition of Permitted Loan to the person whose obligations are being guaranteed;
(xv)any guarantee given or arising under legislation relating to Tax or corporate law under which any member of the Group assumes general liability for the obligations of another member of the Group incorporated or Tax resident in the same country (including any guarantee, liability or indemnity provided under or for the purpose of any fiscal unity for corporate income tax and VAT of members of the Group);
(xvi)any guarantee or counter-indemnity granted in favour of a financial institution which has guaranteed Tax liabilities owed to any relevant tax authority or rent obligations of a member of the Group in the ordinary course of business, where such Tax liabilities or rent obligations were incurred as part of the ordinary course operational requirements of the Group;
(xvii)customary indemnities given to professional advisors and consultants in the ordinary course of the business of the Group;
(xviii)customary guarantees and indemnities in favour of directors and officers in their capacity as such;
(xix)any customary indemnity given under any commitment letter, mandate letter or similar document entered into for the purposes of refinancing any Permitted Financial Indebtedness;
(xx)guarantees and indemnities entered into by a member of the Group in the ordinary course of its banking arrangements to facilitate the operation of bank accounts of members of the Group; or
(xxi)any guarantee not permitted in the preceding paragraphs and the amount of which does not exceed US$5,000,000 (or its equivalent in other currencies) in aggregate at any time.
“Permitted Hedging Transaction” means:
(i)any interest rate or currency swap entered into in respect of Permitted Financial Indebtedness or in connection with a Permitted Acquisition.
(ii)arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade, but not a foreign exchange transaction for investment or speculative purposes; or
(iii)any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of the Issuer or a member of the Group and not for speculative purposes.
“Permitted Joint Venture” means:
(i)on and from the date on which the Completion Milestone is satisfied, any investment in or in respect of any Joint Venture where the following conditions are satisfied and provided that, for the purposes of this paragraph (i), the term ‘investment’ shall comprise any acquisition of an ownership interest in, transfer of assets or loan to or grant of a guarantee or security in respect of obligations of any Permitted Joint Venture (including in each case all related fees, costs, commissions and expenses):
(i)Default is continuing or would occur as a result of the investment on the date the Group contractually commits to make the investment;

(ii)the Joint Venture being invested in is engaged in a business the general nature of which is similar or complementary to that carried on by the Group or a part of the Group;
(iii)the Joint Venture to be invested in is not incorporated in or carries out a material part of its business in any Sanctioned Country or with any Sanctioned Person; and
(iv)any such investment is or will be funded from Acceptable Funding Sources and does not, when aggregated with the total amount of each other investment made pursuant to this paragraph (i) and the total consideration in respect of each acquisition made pursuant to paragraphs (iv) and (ix) of the definition of Permitted Acquisition, exceed $50,000,000; or
(ii)any investment in any Joint Venture in respect of which the Holder Majority have given their consent.
“Permitted Loan” means:
(i)any loan made or trade credit extended by any member of the Group to its customers, franchisees and/or partners or, in relation to capital expenditure, under Finance Leases, advance payment (or other forms of financing), in each case, in the ordinary course of business;
(ii)a loan which constitutes Permitted Financial Indebtedness;
(iii)on and from the date on which the Completion Milestone is satisfied, a loan made to a Permitted Joint Venture to the extent permitted in the definition of Permitted Joint Venture;
(iv)a loan made by a member of the Group to another member of the Group;
(v)a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed US$5,000,000 (or its equivalent in other currencies) at any time;
(vi)any loans or extensions of credit to the extent that the amount thereof would be a Permitted Guarantee if made by way of a guarantee and not by way of a loan;
(vii)on and from the date on which the Completion Milestone is satisfied, a loan or credit made available to the Issuer or another member of the Group for the direct purpose of enabling a Permitted Joint Venture or Permitted Acquisition to be made by that member of the Group;
(viii)any loans or extensions of credit by a member of the Group made as part of the Agreed Management MIP;
(ix)advances of payroll payment to employees in the ordinary course of business;
(x)any loan that is a Permitted Transaction;
(xi)any loan or extension of credit in respect of which the Holder Majority have given their consent;
(xii)any loan or extension of credit by any member of the Group to any P.C.; or
(xiii)any other loan so long as the aggregate amount of the Financial Indebtedness under all such loans does not exceed US$5,000,000 (or its equivalent in other currencies) in aggregate at any time.
“Permitted Pari Debt” means any Pari Debt, the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other Pari Debt and assuming that such Pari Debt is fully drawn or otherwise incurred and is outstanding) does not exceed $50,000,000 (or its equivalent in other currencies) at any time less the amount equal to the outstanding principal amount of any Original Bridge Notes issued and outstanding (ignoring for these purposes any interest which has been capitalised thereon) and the principal amount of any Original Bridge Notes available to be issued under the Bridge Loan Note Finance Documents which the Issuer has not requested are cancelled at the time of incurrence of such Pari Debt, provided that (unless otherwise agreed by the Holder Majority):
(i)no Default is continuing at the time the Issuer signs a binding commitment to incur such indebtedness;
(ii)such indebtedness does not have a maturity date which falls on or before the Final Maturity Date;
(iii)the borrower or issuer of such indebtedness shall be the Issuer only;
(iv)to the extent such indebtedness is secured and/or guaranteed, the relevant secured parties may only have the benefit of the same guarantees and security as the Notes on a pro rata and pari passu basis;
(v)the persons providing such indebtedness (or the relevant trustee or agent acting on their behalf) shall accede to the Intercreditor Agreement and any liabilities owed to such persons in respect of such indebtedness shall rank pari passu with the Notes in respect of the application of any proceeds in connection with the realisation or enforcement of all or any part of the Common Transaction Security (as defined in the Intercreditor Agreement); and
(vi)no payment may be made by the Issuer or any other member of the Group in respect of such indebtedness other than:
(i)(prior to the redemption and/or cancellation of the Notes) any payment made in respect of cash interest and fees; or
(ii)any prepayment made prior to the Final Maturity Date shall be made pro rata with any early redemption of the Notes and on or after the Bridge Notes Discharge Date; and
(iii)any prepayment made using an amount of the net proceeds of certain M&A transactions on terms to be agreed with the Holder Majority.
“Permitted Security” means:
(i)any lien arising by operation of law and in the ordinary course of business;
(ii)any cash-pooling, netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking or hedging arrangements for the purpose of netting debit and credit balances of members of the Group;
(iii)any retention of title, hire purchase or conditional sale arrangements or similar arrangements having the same effect and rights of set-off arising in the ordinary course of business;
(iv)any Security Interest or Quasi-Security arising as a result of a Permitted Disposal;
(v)any Security Interest or Quasi-Security arising under any Finance Lease provided that the Financial Indebtedness secured is Permitted Financial Indebtedness;
(vi)any Security Interest or Quasi-Security over any rental deposits given by any member of the Group in the ordinary course of business in relation to any property leased or licensed by any member of the Group;
(vii)any Security Interest or Quasi-Security created pursuant to any Permitted Transaction (other than any Treasury Transaction contemplated under paragraph (iii) of the definition of Permitted Hedging Transaction);
(viii)any Security Interest or Quasi-Security over goods and documents of titles to goods arising under documentary credit transactions entered into in the ordinary course of trading;
(ix)any Security Interest or Quasi-Security entered into by any member of the Group in the ordinary course of its banking arrangements over bank accounts in favour of the account holding bank and granted as part of that financial institution’s standard terms and conditions;

(x)any Security Interest or Quasi-Security arising as a result of legal proceedings discharged within 30 days or otherwise contested in good faith (and not otherwise constituting an Event of Default);
(xi)any Security Interest or Quasi-Security arising by operation of law in respect of Taxes which are not yet due or the liability in respect of which is being contested in good faith;
(xii)on and from the date on which the Completion Milestone is satisfied, any Security Interest or Quasi-Security over ownership interests in joint ventures to secure obligations to other joint venture partners where the recourse is to those ownership interests only and which is required to be provided by the terms of that Permitted Joint Venture agreement and to the extent permitted in the definition of Permitted Joint Venture;
(xiii)any Security Interest over cash paid into an escrow or similar account in connection with a Permitted Disposal or Permitted Acquisition or any Security Interest over cash granted in the ordinary course of business;
(xiv)any Security Interest or Quasi-Security which does not secure any outstanding actual or contingent obligations;
(xv)payments into court or any Security Interest or Quasi-Security arising under any court order or injunction or security for costs arising in connection with any litigation or court proceedings being contested by any member of the Group in good faith;
(xvi)any Security Interest required by law or by a court to be granted in favour of creditors in relation to mergers of members of the Group in order to permit or facilitate the merger occurring, where such merger would constitute a Permitted Reorganisation or otherwise for the purposes of a capital reduction permitted under the Notes;
(xvii)any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness, including any Security Interest or Quasi-Security under a credit support arrangement;
(xviii)any cash collateral provided in respect of letters of credit or bank guarantees to the extent such letter or credit or bank guarantees are not prohibited under these Conditions;
(xix)any right of set-off arising under contracts entered into by members of the Group in the ordinary course of their day-to-day trading;
(xx)any Security Interest or Quasi-Security in respect of which the Holder Majority have given their consent; or
(xxi)any other Security Interest or Quasi-Security (other than over shares) securing indebtedness the principal amount of which does not exceed US$5,000,000 in aggregate at any time.
“Permitted Subordinated Debt” means any new subordinated indebtedness, provided that (unless otherwise agreed by the Holder Majority):
(i)no Default is continuing at the time the Issuer signs a binding commitment to incur such indebtedness;
(ii)such indebtedness does not have a maturity date which falls on or before the date falling six (6) months after the final maturity date of the Notes;
(iii)the entities providing such indebtedness (or the relevant trustee or agent acting on their behalf) shall accede to the Intercreditor Agreement and any liabilities owed to such entities in respect of such indebtedness shall constitute Subordinated Liabilities (as defined in the Intercreditor Agreement); and
(iv)no payment is made by the Issuer or any other member of the Group in respect of such indebtedness:
(i)in respect of any cash interest or fees; or

(ii)any repayment or prepayment prior to the redemption and/or cancellation of the Original Bridge Notes and the Notes in full.
“Permitted Transaction” means:
(i)any transaction (including any disposal, solvent liquidation or re-organisation, loan, borrowing, guarantee, indemnity, Security Interest, Quasi-Security, share issue or repayment) expressly contemplated under the Notes;
(ii)any transaction (other than the granting or the creation of Security Interest, the making of loans, the granting of guarantees, the making of acquisitions, any sale, lease, licence, transfer or other disposal, the making of dividends or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms;
(iii)any transaction involving the licensing or the re-charging of the Intellectual Property Rights to or between members of the Group in the ordinary course of business;
(iv)any surrender of group relief by a member of the Group to another member of the Group, or to any Holding Company of the Issuer in order to mitigate the tax liabilities of that Holding Company which could otherwise have been funded pursuant to sub-paragraph (c) of paragraph 20 of Annex 3 (General Undertakings);
(v)any payment by a member of the Group made pursuant to an employee share option scheme or unit trust or management incentive scheme as at the Effective Date and which the relevant member of the Group is (or may become, pursuant to the terms of such employee share option scheme or unit trust or management incentive scheme) legally committed to make (or has already made) under such employee share option scheme or unit trust or management incentive scheme as at the Effective Date;
(vi)any transaction entered into by any member of the Group and any P.C. that is conducted in the ordinary course of business;
(vii)the acquisition by Babylon Group Holdings of, and corresponding disposal by the Issuer of, the entire issued share capital of each of Babylon Healthcare Services Limited, Babylon Partners Limited and Babylon Inc. pursuant to the share purchase agreement entered into on 9 March 2023 between the Issuer as seller and Babylon Group Holdings as purchaser (the “New HoldCo Transfer”);
(viii)any acquisition by Babylon Group Holdings of, and corresponding disposal by any member of the Group of, the share capital of any member of the Group that is not a Subsidiary of Babylon Group Holdings; or
(ix)any transaction permitted by the Holder Majority.
“Proceedings” has the meaning provided in Condition 22(b) (Jurisdiction).
“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December or such other dates which correspond to the quarter end dates within the financial year in accordance with the accounting practices of the Group.
“Quasi-Security” has the meaning given to that term in paragraph (b) of paragraph 4 (Negative Pledge) in Annex 3 (General Undertakings).
“Recapitalisation Process” means a financing process by one or more members of the Group relating to the issuance of equity, Permitted Subordinated Debt and/or Permitted Pari Debt by the Issuer, which upon completion will result in the Issuer or any member of the Group receiving net cash proceeds in respect of one or more such transactions (for the avoidance of doubt, net of any amounts applied in redemption of the Original Bridge Notes) constituting an aggregate amount of not less than $50,000,000 (the receipt of this minimum amount of net cash proceeds being, the “Recapitalisation Condition”) to be applied towards meeting any working capital and/or liquidity requirements of the Issuer including, without limitation, until completion of the M&A Process (subject to the other terms and conditions of these Conditions).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.
“Record Date” has the meaning provided in Condition 9(c).
“Redemption Amount” means (i) where the Redemption Date falls in the period commencing on (and including) the Issue Date to (but excluding) the date falling one year after the Issue Date (the “12 Month Date”), the Make Whole Amount; (ii) where the Redemption Date falls in the period commencing on (and including) the date falling one year after the Issue Date to (but excluding) the date falling two years after the Issue Date, 104 per cent. of the principal amount on the Redemption Date (including for the avoidance of doubt any capitalised interest); and (iii) where the Redemption Date falls on or after the date falling two years after the Issue Date and until (but not including or after) the Final Maturity Date, 107 per cent. of the principal amount on the Redemption Date (including for the avoidance of doubt any capitalised interest).
“Redemption Date” means any date on which the Notes are due to be redeemed in accordance with the Conditions.
“Redemption Notice” has the meaning provided in Condition 8(d).
“Register” has the meaning provided in Condition 6(a).
“Related Party” means, with respect to any entity, such entity’s Affiliates, and such entity’s and such entity’s Affiliates’ respective current and former officers, directors, managers, committee members, principals, employees, agents, trustees and advisory board members.
“Relevant Issue” means any issue, sale or public offering of any equity security (including any preference share).
“Relevant Person” has the meaning provided in Condition 20 and “Relevant Persons” shall be construed accordingly.
“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
“Restricted Purpose” means:
(i)any new acquisition of shares or securities, businesses, material assets or undertakings (or, in each case, any interest in any of them) except for the Health Innovators Permitted Acquisition or for any material assets acquired in the ordinary course of business;
(ii)any payments to any shareholder of the Issuer, including (but not limited to) any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind);
(iii)any extension of credit to any person that is not a member of the Group (other than any extension of credit to any participant in the Agreed Management MIP or for any extension of credit made in the ordinary course of business); or

(iv)any repayment or prepayment of (or other concession in respect thereof) any Financial Indebtedness incurred by any member of the Group under paragraphs (v), (ix) or (xiv) of the definition of Permitted Financial Indebtedness.
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to its rating business.
“Sale” means a disposal (whether in a single transaction or a series of related transactions) of all or substantially all of the assets of the Group to persons who are not members of the Group.
“Sanctioned Country” means, at any time, any country or other territory that is the subject of comprehensive country-wide Sanctions, which at the date of the Supplemental Deed Poll are Crimea (as defined and construed in the applicable Sanctions), Cuba, Iran, North Korea, South Sudan and Syria.
“Sanctioned Person” means, at any time, any individual or entity that is:
(i)listed on, owned 50% or more, or otherwise controlled (directly or indirectly) by a person listed on a Sanctions List;
(ii)a government of a Sanctioned Country;
(iii)an agency or entity directly or indirectly owned 50% or more or controlled by, a government of a Sanctioned Country; or
(iv)located, incorporated, organised or ordinarily resident in a Sanctioned Country.
“Sanctions” means any trade, financial or economic sanctions or trade embargoes imposed, enacted, administered or enforced by the United States of America (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury), the United Nations Security Council, the United Kingdom, the European Union, Jersey, and/or the governments and official institutions or agencies of any of the aforementioned.
“Sanctions List” means any of the lists of specifically designated nationals or similarly sanctioned individuals or entities (or equivalent) issued by the authorities listed in the definition of “Sanctions”.
“Secured Parties” has the meaning given to that term in the Intercreditor Agreement.
“Security Agent” means the security agent appointed pursuant to the terms of the Intercreditor Agreement.
“Security Interest” means any mortgage, hypothec, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having substantially similar effect.
“Strategic Committee” means the strategic committee of the Issuer that is established as at the date of the Supplemental Deed Poll pursuant to a governance protocol that is in form and substance satisfactory to the Majority Bridge Noteholders.
A company is a “Subsidiary” of another company (its “Holding Company”) if that other company, directly or indirectly, through one or more subsidiaries:
(i)holds a majority of the voting rights in it;
(ii)is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;

(iii)is a member or shareholder of it and controls alone, or pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or
(i)has the right to exercise a dominant influence over it, for example by having the right to give directions with respect to its operating and financial policies, with which directions its directors are obliged to comply.
“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
“Tax Deduction” means a withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature from a payment under the Supplemental Deed Poll, the Notes or the Note Subscription Agreement, other than a FATCA Deduction.
“Tax Redemption Date” has the meaning provided in Condition 8(g).
“Tax Redemption Notice” has the meaning provided in Condition 8(g).
“Transaction Documents” means:
(i)the Supplemental Deed Poll (including the Notes);
(ii)the Note Subscription Agreement;
(iii)any Transaction Security Document;
(iv)the Intercreditor Agreement; and
(v)any other document designated as such by the Holders and the Issuer.
“Transaction Security” means the Security Interest created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.
“Transaction Security Document” means any document entered into by any Obligor creating or expressed to create Transaction Security over all or part of its assets in respect of the obligations of any of the Obligors under any of the Transaction Documents.
“Treasury Rate” means the weekly average yield to maturity at the time of computation of direct obligations of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days (but not more than five Business Days) prior to the Redemption Date (or, if such Federal Reserve Statistical Release is no longer published or available, any publicly available source of similar market data selected in good faith by the Holder Majority (acting reasonably) and as agreed by the Issuer (acting reasonably), most nearly equal to the period from the Redemption Date to the expiry of the 12 Month Date, provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by a linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year and if the Treasury Rate is less than zero per cent., it shall be deemed to be zero per cent.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or to benefit from fluctuations in any rate, price, index or credit rating.
“US” means the United States of America.
“Voting Stock” of a person means all classes of Capital Stock or other interests (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or the controlling managing member or general partner, as applicable).
“Warrant Amendment Documentation” means the deed of amendment and restatement in the agreed form amending the terms of the Warrant Instrument to be entered into by the Issuer on or about the date of the Supplemental Deed Poll and prior to the Effective Date.
“Warrant Instrument” means the warrant instrument originally dated 4 November 2021, as amended and restated pursuant to the Warrant Amendment Documentation.
“Warrant Shares” means the shares in the Issuer to be issued to the Holders pursuant to the exercise provisions of the Warrant Instrument, as amended by the Warrant Amendment Documentation.
“12 Month Date” has the meaning provided in the definition of Redemption Amount.
4.CONSTRUCTION
(a)In these Conditions, unless the contrary intention appears, a reference to:
(i)a document being in the “agreed form” is to a form of that document designated as such by or on behalf of the Holders and the Issuer;
(ii)any “Holder”, the “Security Agent”, any “Secured Party”, any “Obligor” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Transaction Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or co-trustee or co-agent in accordance with the Transaction Documents;
(iii)an “amendment” includes a supplement, novation, extension (whether of maturity or otherwise) restatement, re-enactment or replacement (in each case, however fundamental and whether or not more onerous or involving any change in or addition to the parties to any agreement or document) and “amended” will be construed accordingly;
(iv)“assets” includes present and future properties, revenues and rights of every description;
(v)an “authorization” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;
(vi)“disposal” means a sale, transfer, assignment, grant, lease, license, declaration of trust or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;
(vii)“guarantee” means (other than in Condition 2 (Guarantee and Indemnity) of these Conditions) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;
(viii)“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(ix)“know your customer requirements” means the identification checks that a Holder requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(x)a “participation” of a Holder in the Notes means the principal amount of Notes held by it;
(xi)“person” includes any individual, firm, Issuer, corporation, association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity (whether or not having separate legal personality);
(xii)a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any class of person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;
(xiii)a currency is a reference to the lawful currency for the time being of the relevant country;
(xiv)a Default being “outstanding” or “continuing” means that it has not been remedied or waived;
(xv)a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;
(xvi)a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, the Supplemental Deed Poll;
(xvii)a Condition or an Annex is a reference to a condition or annex of these Conditions;
(xviii)a Transaction Document or other document or security includes (without prejudice to any prohibition on amendments) any amendment to that Transaction Document or other document or security, including any change in the purpose of, any extension for or any other change to the Notes made available under any such agreement or instrument; and
(xix)a time of day is a reference to London time.
(b)Unless the contrary intention appears, a reference to a “month” or “months” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:
(i)if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);
(ii)if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and
(iii)notwithstanding subparagraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.
(c)In the event that any transaction is entered into by a member of the Group based on the applicable threshold in these Conditions at any particular date, that transaction shall not constitute a breach of these Conditions if there is a subsequent change in the amount of that threshold.
(d)The Supplemental Deed Poll and these Conditions are subject to the terms of the Intercreditor Agreement and, in the event of a conflict between the terms of the Supplemental Deed Poll and/or these Conditions (on one hand) and the terms of the Intercreditor Agreement (on the other), the terms of the Intercreditor Agreement will prevail.
(e)Unless the contrary intention appears:
(i)a word or expression used in any other Transaction Document or in any notice given in connection with any Transaction Document has the same meaning in that Transaction Document or notice as in the Supplemental Deed Poll or these Conditions (as applicable); and

(ii)any obligation of an Obligor under the Transaction Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is, or may be outstanding under the Transaction Documents.
(f)The headings in these Conditions do not affect their interpretation.
(g)For the purposes of any decision to be taken by the Holder Majority or all of the Holders under or in connection with a Transaction Document, a reference to “Holder” will exclude all members of the Group.
(h)Unless the Supplemental Deed Poll or these Conditions expressly provides to the contrary, in any provision of the Supplemental Deed Poll or these Conditions where any party (the “Consulting Party”) is required to consult with another party (the “Other Party”) before making any decision, the Consulting Party’s obligation to consult will be treated as being discharged and final and binding on the Other Party, and the Consulting Party will, unless otherwise stated in the relevant Transaction Documents, have no liability to the Other Party or its Affiliates for any relevant decision or for any matter arising from that decision (if any) or consultation, if it follows the following procedure:
(iii)the consultation period will start upon the Consulting Party’s notice (giving reasonable details of the relevant matter in writing to the Other Party) and will last for the period (the “Consultation Period”) required by the relevant provision or, if no period for consultation is specified, five Business Days or such other period as may be agreed between the Consulting Party and the Other Party;
(iv)during the Consultation Period the Other Party may submit comments and/or suggestions in writing to the Consulting Party relating to the relevant decision (if any) or issue for consideration by the Consulting Party; and
(v)the Consulting Party will not take any decision (if the relevant provision requires a decision) prior to the expiry of the Consultation Period and in taking the decision will take account of any comments or suggestions submitted to it by the Other Party during the Consultation Period but will not be bound by them, and the terms consultation and consulted will be construed accordingly
(i)Any reference to an “assignment” or “transfer” shall include any sub-participation (funded or unfunded or a derivative transaction which has an economic effect substantially similar to a sub-participation which, in any case, transfers (or is capable of transferring) any discretion with regard to voting rights.
5.JERSEY TERMS
(a)In each Transaction Document, where it relates to a person: (i) incorporated; (ii) established; (iii) constituted; (iv) formed; (v) which carries on, or has carried on, business; or (vi) that has immovable property, in each case, in Jersey, a reference to:
(i)a composition, compromise, assignment or arrangement with any creditor, winding up, liquidation, administration, dissolution, insolvency event or insolvency includes, without limitation, bankruptcy (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954), a compromise or arrangement of the type referred to in Article 125 of the Companies (Jersey) Law 1991 and any procedure or process referred to in Part 21 of the Companies (Jersey) Law 1991;

(ii)a liquidator, receiver, administrative receiver, administrator or the like includes, without limitation, the Viscount of the Royal Court of Jersey, Autorisés or any other person performing the same function of each of the foregoing;
(iii)security or a security interest includes, without limitation, any hypothèque whether conventional, judicial or arising by operation of law and any security interest created pursuant to the Security Interests (Jersey) Law 1983 or the Security Interests (Jersey) Law 2012 and any related legislation; and
(iv)any equivalent or analogous procedure or step being taken in connection with insolvency includes any corporate action, legal proceedings or other formal procedure or step being taken in connection with an application for a declaration of en désastre being made in respect of any assets of such person (or the making of such declaration).
6.REGISTRATION AND TRANSFER OF NOTES
(a)Registration
The Issuer will cause a register (the “Register”) to be kept at the specified office of the Issuer (and the Register shall at all times be kept outside the United Kingdom) on which will be entered the names and addresses of the Holders and the particulars of the Notes held by them and of all transfers and redemptions of Notes.
The Register shall, in the absence of manifest error, be conclusive evidence of the information contained therein.
(b)Transfer
Notes may, subject to this Condition 6, be transferred in whole or in part in an Authorised Denomination by lodging the relevant Certificate (with the form of transfer in respect thereof duly executed) with the Issuer at its specified office.
No transfer of a Note will be valid (i) unless the terms of these Conditions have been complied with and (ii) unless and until the transferee is entered on the Register as the registered holder of the relevant Notes. A Note may be registered only in the name of, and transferred only to, a named person.
The Issuer will within seven Business Days of receipt at the specified office of the Issuer of a duly completed form of transfer endorsed on the relevant Certificate, deliver a new Certificate to the transferee (and, in the case of a transfer of part only of a Note, deliver a Note for the untransferred balance to the transferor) at the specified office of the Issuer or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Note by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.
A Holder may at any time transfer its Notes to any other bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets pursuant to the terms of such assignment instrument.
(c)Formalities Free of Charge
Such transfer will be effected without charge subject to (i) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith; (ii) the Issuer being satisfied with the documents of title and/or identity of the person making the application; and (iii) such reasonable regulations as the Issuer may determine from time to time.

(d)Closed Periods
The Issuer shall not be required to register the transfer of any Note (or part thereof) (i) during the period of 15 days immediately prior to the Final Maturity Date; or (ii) during the period of 15 days ending on (and including) any Record Date in respect of any payment of interest.
7.INTEREST
(a)Subject to paragraph (b) below, each Original Note bears interest from (and including) the Issue Date and each Additional Note bears interest from (and including) the Additional Notes Issue Date at the Interest Rate calculated by reference to the principal amount thereof and payable semi-annually in arrear in equal instalments (save, in respect of the Additional Notes, for the first interest payment falling on 4 May 2022 which shall be for the period from (and including) the Additional Notes Issue Date and ending on (but excluding) 4 May 2022) on 4 May and 4 November in each year (each an “Interest Payment Date”), commencing with the Interest Payment Date falling on 4 May 2022; provided that, at that Issuer’s election, up to 50 per cent. of the interest in respect of any Interest Period (subject to the Authorised Denominations and rounded to the nearest US$1,000) may be satisfied on each Interest Payment Date by the issuance by the Issuer of further Notes pursuant to Condition 19 representing such interest to be immediately consolidated and form a single series with the outstanding Notes and the Issuer will register and deliver new Certificates in respect of such capitalised interest to each Holder.
(b)Any accrued and unpaid interest payable on 4 May 2023, shall be satisfied by the issuance by the Issuer of further Notes pursuant to Condition 19 representing such interest to be immediately consolidated and form a single series with the outstanding Notes and the Issuer will register and deliver new Certificates in respect of such capitalised interest to each Holder.
(c)If interest is required to be calculated the relevant day–count fraction will be determined on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.
(d)On or as soon as practicable following each Interest Payment Date, the Issuer shall deliver to each Holder a certificate as to the gross amount of the relevant interest capitalisation.
(e)Each Note will cease to bear interest where such Note is redeemed or repaid pursuant to Condition 8 or Condition 11, from (and including) the due date for redemption or repayment thereof unless, upon due surrender of the relevant Certificate, payment of the full amount due is improperly withheld or refused, in which event interest will continue to accrue at the Interest Rate (both before and after judgment) up to (but excluding) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Holder.
8.REDEMPTION, PURCHASE AND TRIGGERING EVENT PROTECTIONS
(a)Final Redemption
Unless previously purchased and cancelled or redeemed, as herein provided, the Notes will be redeemed at 100 per cent. of their principal amount on the Final Maturity Date. The Notes may not be redeemed at the option of the Issuer other than in accordance with this Condition 8.
(b)Purchase
Subject to compliance with applicable laws and regulations, the Issuer or any Subsidiary of the Issuer may at any time purchase Notes in the open market or otherwise at any price.

(c)Cancellation
All Notes which are redeemed and all Notes which are purchased by the Issuer or any of its Subsidiaries will be cancelled and may not be reissued or resold.
(d)Redemption upon a Change of Control or Sale
(i)The Issuer must promptly (and in any event within two (2) Business Days) following such event notify the Holders if it becomes aware of any Change of Control or a Sale.
(ii)After a Change of Control or Sale, the Holder Majority may, by delivering a notice to the Issuer no later than sixty (60) Business Days following the later of (i) the Change of Control or Sale or (ii) the receipt of a notice by the Holders pursuant to paragraph (i) above, declare that all amounts payable under the Notes by the Obligors will become due and payable on a date that is not less than ten (10) Business Days’ after the delivery of such notice and the Issuer will redeem all the Notes on such date.
(iii)Any such notice will take effect in accordance with its terms.
(e)Redemption upon a Disposal
(i)Unless otherwise required by the Holder Majority, the Issuer shall apply fifty (50) per cent. of the Excess Disposal Proceeds received by any member of the Group:
(A)first, to the extent such Net Disposal Proceeds relate to certain agreed acquisitions or other transactions and such payment is required under the original terms of the relevant Permitted Pari Debt, up to US$50,000,000 of such Net Disposal Proceeds, in redemption or prepayment of the Permitted Pari Debt;
(B)second, in redemption or prepayment of the Notes and any Permitted Pari Debt on a pro rata basis until the Notes and any Permitted Pari Debt is repaid in full, provided that any Excluded Disposal Proceeds and the remaining fifty (50) per cent. of the Excess Disposal Proceeds not so required to be applied in early redemption of the Notes or Permitted Pari Debt are applied directly to finance the working capital requirements of the Group.
(ii)Any Excluded Financing Proceeds and the remaining fifty (50) per cent. of any Excess Net Financing Proceeds after the relevant amounts have been applied towards the mandatory redemption of the Notes pursuant to paragraph (i) above shall be retained by the Group for the purposes of financing the working capital requirements of the Group.
(iii)Any mandatory redemption under this Condition 8(e) shall be made on or before the date that is 5 Business Days after receipt of the Net Disposal Proceeds.
(f)Redemption at the option of the Issuer
The Issuer may at any time, at the Redemption Amount, having given not less than 30 nor more than 60 calendar days’ notice (a “Issuer Redemption Notice”) to the Holders in accordance with this Condition 8(f), redeem all but not some only of the Notes for the time being outstanding, together with accrued interest to, but excluding, the Redemption Date specified in the Issuer Redemption Notice.
(g)Redemption for Taxation Reasons

The Issuer may, at any time, having given not less than 30 nor more than 60 calendar days’ notice (a “Tax Redemption Notice”) to the Holders redeem all but not some only of the Notes for the time being outstanding on the date (the “Tax Redemption Date”) specified in the Tax Redemption Notice at the Redemption Amount, together with accrued but unpaid interest up to (but excluding) the Tax Redemption Date, (i) if the Issuer has or will become obliged to pay additional amounts pursuant to Condition 10 as a result of any change in (or in the interpretation administration or application of) any law or any published practice or published concession of any relevant taxing authority, which change or amendment becomes effective on or after 4 November 2021, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no Tax Redemption Notice shall be given earlier than 90 calendar days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Holders (a) a certificate signed by two directors of the Issuer stating that the obligation referred to in (i) above has arisen and cannot be avoided by the Issuer taking reasonable measures available to it and (b) an opinion of independent legal or tax advisers of recognised international standing to the effect that such change or amendment has occurred and that the Issuer has or will be obliged to pay such additional amounts as a result thereof (irrespective of whether such amendment or change is then effective).
On the Tax Redemption Date the Issuer shall redeem the Notes at the Redemption Amount, together with accrued but unpaid interest up to (but excluding) the Tax Redemption Date.
9.PAYMENTS
(a)Principal
Payment of principal in respect of the Notes and accrued interest payable on a redemption of the Notes (other than on an Interest Payment Date) will be made to the persons shown in the Register at the close of business on the Record Date and subject to the surrender (or, in the case of partial payment only, endorsement) of the relevant Certificate at the specified office of the Issuer.
(b)Interest and other amounts
(i)Payments of interest due on an Interest Payment Date will be made to the persons shown in the Register at close of business on the Record Date.
(ii)Payments of all amounts other than as provided in Condition 9(a) and Condition 9(b)(i) will be made as provided in these Conditions.
(c)Record Date
“Record Date” means the fifteenth Business Day before the due date for the relevant payment.
(d)Payments
Each payment in respect of the Notes pursuant to Condition 9(a) and Condition 9(b)(i) will be made by transfer to a US$ account maintained by the payee with a bank specified by the Holder and notified to the Issuer no later than the date falling three Business Days prior to the date on which the payment is required to be made.
(e)Payments subject to fiscal laws
Without prejudice to the application of the provisions of Condition 10, all payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations. No commissions or expenses shall be charged to the Holders in respect of such payments.
(f)Business Days
Any payment under the Notes which is due to be made on a day that is not a business day shall be made on the next business day.

In this Condition, “business day” means a day (other than a Saturday or Sunday) which is a Business Day and in the case of presentation or surrender of a Certificate a day on which commercial banks and foreign exchange markets are open for business in the place of the specified office of the Issuer.
(g)Delay in payment
Holders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due: (i) as a result of the due date not being a business day or (ii) if the Holder is late in surrendering the relevant Certificate (where such surrender is required pursuant to these Conditions as a precondition to any payment); or (iii) if the Holder fails to specify the relevant bank account into which payment is to be made in accordance with Condition 9(d).
(h)Fractions
When making payments to Holders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.
10.TAXATION
(a)All payments of principal and interest by or on behalf of an Obligor in respect of the Notes shall be made free and clear of any Tax Deduction, unless such Tax Deduction is required by law.
(b)In the event of a Tax Deduction being made by an Obligor in respect of a payment made by it, the relevant Obligor shall pay such additional amounts as will result in the receipt by the Holders, after any withholding or deduction for or on account of such taxes, duties, assessments or charges, of such amounts as would have been received by them if no such Tax Deduction had been required, except that no additional amounts shall be payable in respect of a Tax Deduction on account of Tax imposed by the United Kingdom in respect of any Notes:
(i)to the Holders where it is liable to such taxes, duties, assessments or governmental charges in respect of such Notes by reason of it having some connection with the UK otherwise than merely by the holding of the Notes;
(ii)(in the case of a payment of principal) if the Certificate in respect of such Notes is surrendered more than 30 days after the relevant date except to the extent that the Holder would have been entitled to such additional amount on surrendering the relevant Certificate for payment on the last day of such period of 30 days;
For the purposes hereof, “relevant date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Holder on or prior to such due date, the date on which the full amount has been so received by the Holder.
References in these Conditions to principal and premium (if any) shall be deemed also to refer to any additional amounts which may be payable under this Condition 10 or any undertaking or covenant given in addition thereto or in substitution therefore pursuant to the Deed Poll.
11.EVENTS OF DEFAULT
If any of the following events (each an “Event of Default”) occurs and is continuing then a Holder Majority may, by written notice to the Issuer, declare the Notes to be immediately due and payable, whereupon they shall become immediately due and payable at the Redemption Amount, together with accrued interest without further action or formality.

(a)Non-Payment: an Obligor does not pay on the due date any amount payable by it under the Transaction Documents in the manner required under the Transaction Documents, unless the non-payment: (i) is caused by technical or administrative error; or (ii) a Disruption Event; and is remedied within three (3) Business Days of the due date, provided that if the non-payment is in respect of an amount payable under the Transaction Documents which does not consist of principal, interest or any Consent Fees payable under the Notes, no Event of Default will occur if the relevant payment is made within five (5) Business Days of the due date; or
(b)Failure to deliver: the Issuer fails to comply with its obligations under the Warrant Shares or any Agreed Bridge Equity Issue Shares Documentation and such failure continues for a period of five (5) Business Days; or
(c)Breach of financial covenant: an Obligor does not comply with any term of the Conditions set out in 2(a) of Annex 2 (Financial Covenant); or
(d)Breach of other obligations: an Obligor does not comply with any other term of the Transaction Documents (other than any term referred to in paragraph (a), (b) or (c) above), unless the non-compliance (i) is capable of remedy; and (ii) is remedied within ten (10) Business Days of the earlier of the Holder Majority giving notice of the breach to the Issuer and any Obligor becoming aware of the non-compliance; or
(e)Breach of an Issuer Representation, Warranty or Undertaking under the Note Subscription Agreement: any representation made or deemed to be made by the Issuer under or pursuant to the Note Subscription Agreement is untrue or inaccurate in any material respect or, if the representation is subject to materiality, in any respect when made or deemed to be made in accordance with the Note Subscription Agreement, and, if such representation is capable of remedy, remains unremedied for 30 calendar days after the earlier of (x) the Issuer becoming aware of such representation being untrue or inaccurate and (y) the Issuer otherwise being informed by a Holder in writing of such representation being untrue or inaccurate; or
(f)Cross-default of Issuer or the Group: any of the following occurs in respect of a member of the Group:
(i)any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);
(ii)any of its Financial Indebtedness:
(A)becomes prematurely due and payable;
(B)is placed on demand; or
(C)is capable of being validly declared by or on behalf of a creditor to be prematurely due and payable or placed on demand, in each case, as a result of an event of default or any provision having a similar effect (howsoever described) and, in the case of a derivative transaction referred to in paragraph (vii) of the definition of Financial Indebtedness only, arising from or occurring because of or relating to matters, events or circumstances caused by or arising in respect of any member of the Group; or
(iii)any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default or any provision having a similar effect (howsoever described),

unless the aggregate amount of Financial Indebtedness falling within all or any of paragraphs (i) to (iii) above is less than $5,000,000 or its equivalent; or
(g)Insolvency etc: any of the following occurs in respect of an Obligor, a Bridge Obligor or following the Bridge Notes Discharge Date, any Material Company:
(i)it is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent;
(ii)it admits its inability to pay its debts as they fall due;
(iii)it suspends making payments on any of its debts or announces an intention to do so;
(iv)by reason of actual or anticipated financial difficulties, it begins negotiations after the Effective Date with a class or category of its creditors (other than the Holders or any Secured Party) for the rescheduling or restructuring of its indebtedness generally; or
(v)a moratorium is declared in respect of any of its indebtedness.
If a moratorium occurs in respect of any member of the Group, the ending of the moratorium will not remedy any Event of Default caused by the moratorium; or
(h)Insolvency proceedings: except as provided below, any of the following occurs in respect of an Obligor, a Bridge Obligor or following the Bridge Notes Discharge Date, any Material Company:
(i)a meeting of its shareholders or directors is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration, examinership or dissolution or any such resolution is passed;
(ii)any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration, examinership, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);
(iii)its shareholders or directors request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, examiner or similar officer;
(iv)any Security Interest is enforced over any of its assets with an aggregate value of $5,000,000 or more;
(v)an order for its winding-up, administration, examinership or dissolution is made;
(vi)any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, examiner or similar officer is appointed in respect of it or any of its assets; or
(vii)any other analogous step or procedure is taken in any jurisdiction.
Paragraph (h) above does not apply to:
(i)any step or procedure which is part of a Permitted Transaction; or

(ii)a petition for winding-up, dissolution or reorganisation presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within twenty-one (21) days; or
(i)Creditor’ process: any attachment, sequestration, distress, execution or analogous event affects any asset(s) of an Obligor, a Bridge Obligor or following the Bridge Notes Discharge Date, any Material Company, having an aggregate value of at least $5,000,000, and is not discharged within twenty-one (21) days; or
(j)Effectiveness of the Transaction Documents: (i) it is or becomes unlawful for any Obligor to perform any of its obligations under the Transaction Documents; (ii) any Transaction Document is not effective in accordance with its terms or is alleged by an Obligor to be ineffective in accordance with its terms for any reason or any Security Interest created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective; or (iii) an Obligor rescinds or repudiates a Transaction Documents or any Transaction Security or evidences an intention to rescind or repudiate a Transaction Documents or any Transaction Security; or
(k)Intercreditor Agreement: (i) any member of the Group or any Subordinated Creditor (as defined in the Intercreditor Agreement) which is a party to the Intercreditor Agreement fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement; or (ii) a representation or warranty given by that party in the Intercreditor Agreement is incorrect in any material respect, and if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within ten (10) days of the earlier of the Trustee giving notice to that party or that party becoming aware of the non-compliance or misrepresentation; or
(l)Ownership of the Obligors: an Obligor or, prior to the Bridge Notes Discharge Date, a Bridge Obligor, other than the Issuer or any member of the Group which is the subject of the IPA Business Disposal or the Higi Business Disposal or any other disposal that is permitted under the terms of these Conditions, is not or ceases to be a Subsidiary of the Issuer; or
(m)Litigation: any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened (other than a proceeding which is frivolous or vexatious) which are reasonably likely to be adversely determined and, if so adversely determined, would be reasonably likely to have a Material Adverse Effect, or any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect; or
(n)Cessation of business: an Obligor, a Bridge Obligor or following the Bridge Notes Discharge Date, any Material Company ceases, or threatens to cease, to carry on business except: (i) as part of a Permitted Transaction; or (ii) as a result of a disposal allowed under these Conditions.
(o)Material Adverse Change: any event or series of events occurs which has or is reasonably likely to have an effect on the business, assets or financial condition of the Group which is of such significance that: (i) any Obligor is or would be unable to meet its payment obligations to the Holders; or (ii) the Issuer is or would be unable to comply with any requirements set out in Annex 2 (Financial Covenant); or
(p)Breach of Operational Milestone Undertakings: An Obligor does not satisfy any Milestone by the relevant Milestone Date, provided that no Event of Default shall occur if the Issuer has certified to the

Trustee, prior to the relevant Milestone Date, that in its reasonable opinion and based on the relevant facts and circumstances, the relevant Milestone is capable of being satisfied, and the Issuer satisfies that Milestone within five (5) Business Days of the relevant Milestone Date.
12.INFORMATION UNDERTAKINGS
Each Obligor undertakes to Holders in the terms set out in the Annex 1 (Information Undertakings) to these Conditions, to the extent such terms are applicable to that Obligor.
13.FINANCIAL COVENANT
The Issuer undertakes to Holders in the terms set out in Annex 2 (Financial Covenant) to these Conditions.
14.GENERAL UNDERTAKINGS
Each Obligor undertakes to Holders in the terms set out in Annex 3 (General Undertakings) to these Conditions, to the extent such terms are applicable to that Obligor.
15.REPLACEMENT OF CERTIFICATES
If any Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Issuer subject to all applicable laws and regulations, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.
16.EXPENSES
Initial costs
(a)Subject to paragraph (d) below, the Issuer must pay to each Holder the amount of all reasonable costs and expenses (including legal fees in accordance with the terms of the relevant capped fee arrangement and registration costs) incurred by it in connection with the negotiation, preparation, printing, entry into, attachment, perfection and syndication of the Transaction Documents.
Subsequent costs
(b)Subject to paragraph (d) below, the Issuer must, within three (3) Business Days of demand, pay to the Holders the amount of all costs and expenses (including legal fees subject to agreement of the scope and fees in respect of such arrangements, including without limitation any applicable caps) reasonably incurred by any of them in connection with:
(i)the negotiation, preparation, printing and entry into of any Transaction Document executed after the date of the Supplemental Deed Poll; and
(ii)any amendment, waiver or consent requested by or on behalf of an Obligor.
Enforcement costs
(c)Subject to paragraph (d) below, the Issuer must pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Bridge Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.
Double recovery

(d)The Issuer shall not be required to make any payment to a Holder pursuant to this Condition 16 to the extent that such Holder has sought to recover the applicable costs and/or expenses (including legal fees, subject to any requirements set out above) pursuant to an equivalent provision in the Bridge Loan Note Facility Agreement and/or the Intercreditor Agreement, provided that this paragraph (d) shall not apply to the payment of any costs and/or expenses of advisers individually appointed by a Holder.
17.NOTICES
(a)Any communication to be made under or in connection with the Notes shall be made in writing and, unless otherwise stated, shall be made by email.
(b)A notice any Obligor shall be sent to the following email address, or such other email address as the Issuer may indicate by not less than five Business Days’ notice in writing to the Holders from time to time:
Email:    legal-corporate@babylonhealth.com
Attention:    General Counsel, Legal Department
(c)The email address (and the department or officer, if any, for whose attention the communication is to be made) of a Holder for any communication or document to be made or delivered under or in connection with the Notes is that identified in the Certificate relating to its Notes or any substitute email (and department or officer) as the Holder may notify to the Issuer by not less than five Business Days’ notice.
(d)Any communication or document made or delivered under or in connection with the Notes will only be effective upon receipt and shall be deemed to have been received: upon generation of a receipt notice by the recipient's server, or if such notice is not so generated, upon the delivery to the recipient's server.
(e)Any communication or document which becomes effective after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.
18.CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.
19.FURTHER ISSUES
The Issuer may from time to time without the consent of the Holders create and issue further notes, pursuant to Condition 4(a), having terms and conditions the same as those of the Notes, or the same except for the amount and date of the first payment of interest and the date from which interest starts to accrue, which may be consolidated and form a single series with the outstanding Notes.
20.CONFIDENTIALITY
(a)Each Holder must keep confidential and not disclose to anyone any information supplied to it by or on behalf of any member of the Group, any of their advisers or another Holder (if the information was obtained by that Holder directly or indirectly from any member of the Group or its advisers) in connection with the Transaction Documents or of which it becomes aware of in its capacity as, or for the purpose of becoming, a Holder. Each Holder must ensure that all such information is protected with security measures and a degree of care that would apply to its own confidential information. However, a Holder is entitled to disclose information, subject to paragraph (c) below:

(i)which is or becomes publicly available, other than as a direct or indirect result of a breach by that Holder of this Condition;
(ii)if required or requested to do so by a governmental, banking, taxation, other regulatory authority, court of competent jurisdiction, the rules of relevant stock exchange or under any law or regulation, if the person to whom the information is to be given is informed of its confidential nature and that some or all of such information may be price-sensitive information except that there shall be no requirement to inform if, in the reasonable opinion of that Holder, it is not practicable to do so in the circumstances;
(iii)to its professional advisers which are subject to professional obligations to maintain the confidentiality of such information (or if not subject to professional obligations to maintain the confidentiality of such information, which is bound by an obligation of confidentiality to such Holder) and is informed in writing of its confidential nature and that some or all of such confidential information may be price-sensitive information;
(iv)to any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative investigations, proceedings or disputes relating to the Transaction Documents if the person to whom the confidential information is to be given is informed of its confidential nature and that some or all of such confidential information may be price-sensitive information;
(v)which is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers;
(vi)which is known by that Holder before the date the information is disclosed to it in accordance with the first paragraph of this paragraph (a) or is lawfully obtained by that Holder after that date, from a source which is, as far as that Holder is aware, unconnected with the Group and which, in either case, as far as that Holder is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality;
(vii)to another Holder unless such Holder has notified the Holders that it does not wish to receive information;
(viii)with the agreement of the Issuer;
(ix)to any of its Affiliates and Related Entities and any of its or their officers, directors, employees, professional advisers, auditors, investors, partners and Representatives, such confidential information as that Holder shall consider appropriate if any person to whom the confidential information is to be given pursuant to this paragraph (ix) is bound by an obligation of confidentiality to such Holder (or is otherwise subject to professional obligations to maintain the confidentiality of the information) and is informed in writing of its confidential nature and that some or all of such confidential information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the confidential information;
(x)to any person with whom it may enter into, or has entered into, or who may invest in or otherwise finance, directly or indirectly, any kind of transfer, assignment, participation or other transaction or agreement in relation to the Supplemental Deed Poll, these Conditions, the Transaction Documents and/or one or more Obligors (a participant) and their Affiliates, Related Entities, Representatives and professional advisers such confidential information as that Holder shall consider appropriate if the person to whom the confidential information is to be given is informed that some or all of such confidential information may be price-sensitive information and is bound by an obligation of confidentiality to such Holder or is otherwise subject to professional obligations to maintain the confidentiality of the information; and
(xi)any national or international numbering service provider appointed by that Holder to provide identification numbering services in respect of the Supplemental Deed Poll, these Conditions, the Notes or one or more Obligors the following information:
(A)the names of Obligors;
(B)the country of domicile of Obligors;
(C)the place of incorporation of Obligors;

(D)the date of the Supplemental Deed Poll;
(E)the date of each amendment or restatement of the Supplemental Deed Poll and/or these Conditions;
(F)the amount of the Notes in issuance;
(G)the currency of the Notes;
(H)the type of the Notes;
(I)the ranking of the Notes;
(J)the Final Maturity Date;
(1)changes to any of the information previously supplied pursuant to sub-paragraphs (A) to (J) above once the Obligors has had reasonable opportunity to determine whether such information is price-sensitive information; and
(2)such other information agreed between that Holder and the Issuer, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.
The Holders acknowledge and agree that each identification number assigned to the Supplemental Deed Poll, the Notes and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.
Each Obligor represents that none of the information set out in sub-paragraphs (1) to (2) above is unpublished price-sensitive information.
(b)This Condition supersedes any previous confidentiality undertaking given by a Holder in connection with the Supplemental Deed Poll.
(c)The Issuer shall not, and the Issuer shall procure that no member of the Group (or any person on its behalf or on behalf of any member of the Group) shall disclose any details of the Consent Fee to:
(i)any person other than a Secured Party;
(ii)any of its Related Parties and any of its and their professional advisors and auditors; or
(iii)any other person such confidential information as that the Issuer shall consider appropriate if any person to whom the confidential information is to be given pursuant to this paragraph (c) is bound by an obligation of confidentiality to the Issuer or is otherwise subject to professional obligations to maintain the confidentiality of the information) and is informed in writing of its confidential nature and that some or all of such confidential information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the confidential information, without the prior written consent of the Holder Majority and the Issuer.
(d)Paragraph (c) above does not apply to any announcement or disclosure required by law or regulation or any applicable stock exchange.

21.SET-OFF
If an Event of Default is continuing under Condition 11(a) (Non-payment), a Holder may set off any matured obligation owed to it by an Obligor under the Transaction Documents (to the extent beneficially owned by that Holder) against any matured obligation owed by that Holder to an Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Holders may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
22.GOVERNING LAW AND JURISDICTION
(a)Governing Law
The Notes, including any non-contractual obligations arising out of or in connection with them, are governed by, and shall be construed in accordance with, English law.
(b)Jurisdiction
Subject as provided below, the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Notes and any non-contractual obligations arising out of or in connection with them and accordingly any legal action or proceedings arising out of or in connection with the Notes or any such obligations (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the exclusive jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.
Notwithstanding the above, no Holder shall be prevented from taking proceedings relating to a dispute in any other courts with jurisdiction. To the extent allowed by law, a Holder may take concurrent proceedings in any number of jurisdictions.
(c)Service of process
Without prejudice to any other mode of service allowed under any relevant law, the Issuer:
(i)irrevocably appoints Babylon Group Holdings Limited with registered number 14707874, the registered office of which is at 1 Knightsbridge Green, London, England SW1X 7QA as its agent for service of process in relation to any proceedings before the English courts in connection with the Notes; and
(ii)agrees that failure by an agent for service of process to notify the Holders of the process will not invalidate the proceedings concerned.
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Issuer shall immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Holder Majority. Failing this, the Holder Majority may appoint another agent for this purpose.
23.VARIATION
Any variation to the terms of the Deed Poll and these Conditions will only be valid if it is in writing and executed by the Issuer and a Holder Majority.

Annex 1

Information Undertakings
1.Financial Statements
(a)The Issuer must supply to the Holders:
(i)its audited consolidated financial statements for each of its financial years;
(ii)its unaudited interim consolidated financial statements for the first half year of each of its financial years;
(iii)its consolidated management accounts for each Financial Quarter (commencing with the first complete Financial Quarter starting after Effective Date and excluding the second and final Financial Quarter in each financial year);
(iv)its consolidated management accounts for each Monthly Accounting Period, which shall be comprised of:
(A)a consolidated profit and loss statement;
(B)a consolidated balance sheet;
(C)a consolidated cashflow statement;
(D)a consolidated breakdown of capital expenditure;
(E)a consolidated breakdown of costs and overheads;
(F)details of the amount of cash held in bank accounts of members of the Group, including the identity of each such account bank and the amount of Cash held with that account bank, in each case, together with appropriate supporting commentary (if applicable) and an explanation of any material variances in the information provided in the Cashflow Forecast; and
(v)a weekly information package including:
(A)Cashflow Forecast up-dated for that week and accompanied by a written statement or commentary prepared by the management of the Issuer comparing the latest Cashflow Forecast against the Cashflow Forecast delivered for the immediately preceding week and summarising any material differences;
(B)weekly breakdown of any material expenditure by any member of the Group;
(vi)
(A)copies of any material written information and materials that are prepared by any advisors engaged by the Issuer (or any other member of the Group) in connection with the M&A Process (except for any information or materials that are subject to legal privilege) provided that the disclosure of such information and materials is not prohibited by any applicable law, regulation or contractual obligation or, to the extent it is so prohibited, the Issuer shall use its reasonable endeavours to obtain consent to disclose such information and materials notwithstanding such prohibition or contractual obligation;
(B)any other information reasonably requested by any Holder in connection with the business or financial condition of any member of the Group, provided that the disclosure of such information and materials is not prohibited by any applicable law, regulation or contractual obligation and excluding any information or materials that are subject to legal privilege.
(b)All financial statements required under paragraph (a) above must be supplied as soon as they are available and:
(i)in the case of the Issuer’s audited consolidated financial statements, as soon as reasonably practicable after the filing of such accounts with the United States Securities and Exchange Commission; and
(ii)in the case of the Issuer’s unaudited interim consolidated financial statements for the first half of its financial year, within sixty (60) days of the end of the relevant financial period;
(iii)in the case of the Issuer’s unaudited interim consolidated financial statements for each Financial Quarter, within forty-five (45) days of the end of the relevant Financial Quarter;
(iv)in the case of the Issuer’s unaudited monthly management accounts for each Monthly Accounting Period within thirty (30) days of the end of that Monthly Accounting Period; and
(v)in the case of the Cashflow Forecast delivered in accordance with subparagraph (a)(v)(A) above, (x) prior to the date on which the Completion Milestone is satisfied, up-dated each week, by the Friday immediately after the end of that week (assuming the week ends on a Sunday) and (y) on and from the date on which the Completion Milestone is satisfied, up-dated each month, within five (5) Business Days after the end of that month.
(c)If requested by a Holder in order to comply with any law or regulation, the Issuer must supply to the Holders the financial statements of each Obligor for each of its financial years (audited if that Obligor produces audited financial statements). The financial statements required under this paragraph must be supplied as soon as they are available and not later than ten days after the latest date by which they are required by law to be produced by the relevant Obligor.
2.Form of financial statements
(a)The Issuer must ensure that each set of financial statements supplied under this Annex gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.
(b)The Issuer must notify the Holders of any change to the manner in which its audited consolidated financial statements are prepared which is relevant to the financial covenant under Annex 2 (Financial Covenant).
(c)If requested by a Holder, the Issuer must supply to the Holders:

(i)a full description of any change notified under paragraph (b) above; and
(ii)sufficient information (in form and substance as may be reasonably required by a Holder) to enable it to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Holders under this Annex.
(d)If requested by a Holder, the Issuer must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Annex to place the Issuer and the Holders in the same position as they would have been in if the change had not happened. Any agreement between the Issuer and the Holder Majority will be binding on all the Parties.
(e)If no agreement is reached under paragraph (d) above on the required amendments to this Annex, the Issuer must supply with each set of its financial statements an audited reconciliation statement indicating the changes that would be made to those financial statements if they had been prepared on the same basis as the:
(i)audited consolidated annual financial statements of the Issuer for its financial year ending 31 December 2021; and
(a)interim half yearly unaudited financial statements of the Group for the month ending 30 June 2022, as applicable
3.Compliance Certificate
(a)Subject to paragraph (b) below, the Issuer must supply to the Holders a Compliance Certificate with each set of its financial statements required to be sent to the Holders under paragraph (a)(i) and (a)(ii) of paragraph 1 (Financial Statements) above.
(b)A Compliance Certificate must be signed by a director and the Chief Financial Officer of the Issuer or, if the Chief Financial Officer is not available (and provided that an explanation as to why the Chief Financial Officer is not available is given to the Holders), the Finance Director of the Group.
4.Presentation to Holders
(a)Prior to the satisfaction of the Completion Milestone, the Holder Majority (acting reasonably)) may request that the Chief Executive Officer, Chief Financial Officer and such other senior management and representatives of the Group as reasonably requested by the Holder Majority (acting reasonably)) convene a meeting (which may take place via conference call or electronic means) or call with the Holders on a Business Day with at least three (3) clear Business Days’ notice in order to discuss agenda items or questions posed by the Holders, which must be provided to the Issuer at least two (2) Business Days in advance of such meeting or call.
(b)Prior to the satisfaction of the Completion Milestone, at least once each fortnight, such members of senior management or key personnel as reasonably requested by the Holder Majority (acting reasonably)) shall make themselves available for a conference call with the Holders, with the first such call to be offered during the week immediately following the week in which the Effective Date occurs.

(c)Prior to the satisfaction of the Completion Milestone, at least once each week, the sell side advisors engaged by the Issuer in connection with the M&A Process and the IPA Business Disposal shall make themselves available for a conference call with the Holders with the first such call to be offered during the week immediately following the week in which the Effective Date occurs.
5.Information - miscellaneous
The Issuer must supply to the Holders, in sufficient copies for all the Holders, if a Holder (acting reasonably) so requests:
(a)copies of all documents dispatched by the Issuer to its shareholders (or any class of them) or its creditors generally or any class of them at the same time as they are dispatched;
(b)promptly following the occurrence of any of (i) and (ii) below:
(i)copies of any written agreement entered into by the Issuer with any shareholder of the Issuer (or any Affiliate of or Related Party to that shareholder) other than in the ordinary course of business; and
(ii)copies of all written information provided to any creditors of any member of the Group (other than any Holder) other than in the ordinary course of business, in each case that are relevant to the M&A Process and/or Recapitalisation Process and subject to any confidentiality obligations or restrictions on information sharing, provided that no member of the Group may enter into any new non-disclosure agreement with any such party that restricts any member of the Group’s ability to disclose information to the Holders (other than on terms where the Holders are required to receive any such information on a confidential basis) as may be requested pursuant to paragraphs (b)(i) and (b)(ii) above, without the prior written consent of the Holder Majority (not to be unreasonably withheld);
(c)promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which are likely to be adversely determined and have or would have a Material Adverse Effect if adversely determined;
(d)promptly, such information as the Holders may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents;
(e)promptly on request, such further information regarding the financial condition, business and operations of any member of the Group (including information in connection with or arising out of the M&A Process or the Recapitalisation Process) as any Holder through the Holders may reasonably request, except to the extent that disclosure of such information would breach any law, regulation or stock exchange requirement or any confidentiality obligations or restrictions on information sharing.
6.Notification of Default
(a)Unless the Holders have already been so notified by another Obligor, each Obligor must notify the Holders of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
(b)Promptly on request by a Holder, the Issuer must supply to the Holders a certificate, signed by at least one director or the company secretary on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

7.Know your customer requirements
(a)Subject to paragraph (b) below, each Obligor must promptly on the request of any Holder supply to that Holder any documentation or other evidence which is reasonably requested by that Holder (whether for itself, on behalf of any Holder or any prospective new Holder) to enable a Holder or prospective new Holder to carry out and be satisfied with the results of all applicable know your customer requirements in all applicable jurisdictions of each Obligor.
(b)An Obligor is only required to supply any information under paragraph (a) above, if the necessary information is not already available to the relevant Holder and the requirement arises as a result of:
(i)the introduction of any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Annex;
(ii)any change in the status of an Obligor after the date of this Annex; or
(iii)a proposed assignment or transfer by a Holder of any of its rights and/or obligations under this Annex to a person that is not a Holder before that assignment or transfer.
(c)Each Holder must promptly on the request of any Holder supply to the requesting Holder any documentation or other evidence which is reasonably required by the requesting Holder to carry out and be satisfied with the results of all know your customer requirements.
8.Information for Holders
(a)At any time, a Holder may direct the Issuer to deliver to its nominated in-house legal and compliance professionals any written information provided by the Group to that Holder pursuant to this paragraph 8 (Information for Holders) or any other term of this Annex and if so notified or directed, the Issuer shall not provide any such information to that Holder and will instead deliver such information to that Holder’s nominated in-house legal and compliance professionals unless and until notified otherwise by that Holder.
(b)On and from:
(i)the date on which the Completion Milestone is satisfied; or
(ii)the occurrence of any Event of Default that has not been remedied or waived within its applicable cure period, each Holder shall have the right to make a public election in respect of the Notes (in which case, it may notify the Issuer that it does not wish to receive information provided by the Group to the Issuer pursuant to this paragraph 8 (Information for Holders) or that is provided by the Group pursuant to any other term of this Annex) subject to a customary wall-crossing procedure to be agreed by the Issuer and the Holders.

Annex 2

FINANCIAL COVENANTS
1.Interpretation
(a)Any amount in a currency other than US Dollars is to be taken into account at its US Dollars equivalent calculated on the basis of a spot rate of exchange as at the date of determination selected by the Issuer acting reasonably and in good faith and provided that the Issuer notifies the Holders in writing of such rate and date of determination promptly following such selection.
(b)No item must be credited or deducted more than once in any calculation of a term defined in this Annex 2 (Financial Covenant).
2.Liquidity
(a)The Issuer shall ensure that on each date specified in Column I (each a “Test Date”), the Liquidity shall be no less than an amount equal to eighty (80) per cent. of the amount set out in Column II below on the relevant Test Date specified in Column I:

Column I Test Date	Column II Minimum Liquidity ($)
17 March 2023	14,000,000
24 March 2023	9,000,000
31 March 2023	8,000,000
7 April 2023	7,500,000
14 April 2023	5,000,000
21 April 2023	3,500,000
28 April 2023	1,000,000
5 May 2023	5,000,000
12 May 2023	5,000,000
19 May 2023	5,000,000

(b)The Liquidity levels set out in paragraph (a) above shall be reported in a Minimum Liquidity Compliance Certificate (which must be signed by a director or the Chief Financial Officer of the Issuer) and which shall also append the Cashflow Forecast to be delivered to the Holders pursuant to paragraph 1(a)(v) of Annex 1 (Information Undertakings) to be delivered to the Holders by the Friday immediately after the end of the relevant week (assuming the week ends on a Sunday).
3.Liquidity requirement following the completion of a Recapitalisation Process or the M&A Process
(a)Following the completion of either a Recapitalisation Process or the M&A Process, the financial covenant in paragraph 2 (Liquidity) above shall no longer apply and, following the relevant completion date, the Issuer shall instead ensure that Liquidity (as shown in the relevant Cashflow Forecast) on the last day of each month (commencing with the first complete month following the completion of the relevant Recapitalisation Process or M&A Process (as applicable)) is not less than $20,000,000 (the “Monthly Minimum Liquidity Requirement”).
(b)The Monthly Minimum Liquidity Requirement shall be reported in a Minimum Liquidity Compliance Certificate (which must be signed by a director or the Chief Financial Officer of the Issuer) and which shall also append the Cashflow Forecast to be delivered to the Holders pursuant to paragraph 1(a)(v) of Annex 1 (Information Undertakings) to be delivered to the Holders by the second Friday of the month immediately following the relevant month.

Annex 3

GENERAL UNDERTAKINGS
1.Authorisations
The Issuer will and shall ensure that each of its Subsidiaries will promptly apply for, obtain and promptly renew from time to time and maintain in full force and effect all Authorisations to the extent required under any applicable law or regulation of its jurisdiction of incorporation to enable it to enter into, and perform its obligations under the Notes and to:
(a)carry out the transactions contemplated by the Notes where failure to do so would, or would reasonably be expected to have a Material Adverse Effect;
(b)ensure that, subject to the Legal Reservations, its material obligations under the Notes are valid, legally binding and enforceable; and
(c)carry on its business where failure to do so would, or would reasonably be expected to have a Material Adverse Effect.
2.Compliance with laws
The Issuer will and shall ensure that each member of the Group will, comply with all laws and regulations binding upon it where non-compliance would reasonably be expected to have a Material Adverse Effect.
3.Pari passu ranking
Each Obligor must ensure that its payment obligations under the Notes at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally or otherwise permitted under the Transaction Documents.
4.Negative pledge
(a)Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.
(b)No member of the Group may:
(i)sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Group or any of its Affiliates or related parties;
(ii)sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(iv)enter into any other preferential arrangement having a similar effect, in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset (each such arrangement being “Quasi-Security”).
(c)Paragraphs (a) and (b) above do not apply to:

(i)Permitted Security; or
(ii)a Permitted Transaction.
5.Disposals
(a)Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.
(b)Paragraph (a) above does not apply to any disposal:
(i)made in the ordinary course of day to day business of the disposing entity;
(ii)of assets in exchange for other assets comparable or superior as to type, value and quality;
(iii)of surplus, obsolete or redundant assets;
(iv)constituting the creation of any Security Interest or Quasi-Security permitted under this Annex and Condition 14;
(v)of Cash or Cash Equivalents or as a result of closing out Treasury Transactions in the ordinary course of day to day business;
(vi)subject to paragraph 1(c) of this Annex, between members of the Group, other than any disposal of any Intellectual Property Rights;
(vii)made by way of a lawful dividend;
(viii)the payment of cash for any purpose not prohibited by any Transaction Document;
(ix)that is a Permitted Disposal; or
(x)that is a Permitted Transaction.
6.Financial Indebtedness
(a)Except as provided below, no member of the Group may incur any Financial Indebtedness.
(b)Paragraph (a) above does not apply to:
(i)any Financial Indebtedness incurred pursuant to the Notes;
(ii)any Permitted Pari Debt;
(iii)any Permitted Financial Indebtedness;
(iv)any Permitted Subordinated Debt, or
(v)any Financial Indebtedness incurred pursuant to a Permitted Transaction.

7.Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions
(a)The Issuer shall not and shall ensure that no other member of the Group will directly or (to its actual knowledge having made due enquiry) indirectly, use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to, or to the benefit of, any person or entity that is a Sanctioned Person if that could reasonably be expected to result in any person (including any Holder of the Notes) being in breach of Sanctions.
(b)The Issuer covenants and agrees that it will not directly or (to its actual knowledge having made due enquiry) indirectly use the proceeds of the Notes (or lend, contribute or otherwise make available such proceeds to any Subsidiary or other person or entity):
(i)for the purpose of financing activities of any Sanctioned Person or in any Sanctioned Country, in each case, if that could reasonably be expected to result in any such person or any Holder of the Notes being in breach of any Sanctions; or
(ii)for the purpose of financing or facilitating any activities that would violate applicable Anti-Corruption Laws.
(c)Each member of the Group shall conduct its businesses in material compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(d)The Issuer shall, and shall ensure that each other member of the Group will maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws.
(e)Nothing in this paragraph 7 shall create or establish an obligation or right for any entity to the extent that, by agreeing to it, complying with it, exercising it, having such obligation or right, or otherwise, a member of the Group would be placed in violation of any law applicable to it.
8.Change of business
The Issuer must ensure that no substantial change is made to the general nature of the business of the Group as a whole from that carried on at the date of the Supplemental Deed Poll (except as a result of any disposal permitted under this Annex and Condition 14) but this shall not, at any time, prevent any member of the Group engaging in any ancillary or supporting business.
9.Mergers
(a)No Obligor may enter into any amalgamation, demerger, merger or reconstruction otherwise than under an intra-Group re-organisation on a solvent basis or other transaction agreed by the Holder Majority.
(b)Paragraph (a) above does not apply to any transaction expressly permitted by any other provision of this Annex and Condition 14.
10.Acquisitions
(a)Except as provided below, no member of the Group may acquire any shares or securities, business, asset or undertaking (or, in each case, any interest in any of them) until the Notes have been redeemed or repurchased in full.
(b)Paragraph (a) above does not apply to:

(i) a Permitted Transaction; or
(ii)a Permitted Acquisition.
11.Third party guarantees
(a)Except as provided in paragraph (b) below, no member of the Group may incur or allow to be outstanding any guarantee by such member of the Group or any of its Subsidiaries in respect of the indebtedness of any person which is not a member of the Group.
(b)Paragraph (a) above does not apply to:
(i)a Permitted Guarantee;
(ii)a Permitted Loan; or
(iii)a Permitted Transaction.
12.Treasury Transactions
(a)Except as permitted by paragraph (b) below, no member of the Group may enter into any Treasury Transaction.
(b)Paragraph (a) above does not apply to:
(i)any Permitted Hedging Transaction; or
(ii)any Permitted Transaction.
13.Arm’s length basis
(a)Except as permitted by paragraph (b) below, no Obligor shall (and the Issuer shall ensure that no other member of the Group will) enter into any transaction with any person except on arm’s length terms and for full market value.
(b)The following transactions shall not be a breach of this Clause:
(i)intra-Group loans permitted under sub-paragraph 15(b)(i) of paragraph 15 (Loans out);
(ii)fees, costs and expenses payable under the Transaction Documents; or
(iii)any transaction or arrangement under or contemplated in the Transaction Documents.
14.Taxation
(a)Each Obligor shall and the Issuer shall ensure that each member of the Group will pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:
(i)such payment is being or shall be contested in good faith;

(ii)adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Holders under paragraph (a) of paragraph 1 of Annex 1 (Information Undertakings);
(iii)such payment can be lawfully withheld; and
(iv)failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.
(b)No member of the Group may change its residence for Tax purposes.
15.Loans out
(a)Except as provided in paragraph (b) below, no member of the Group may be the creditor in respect of any Financial Indebtedness.
(b)Paragraph (a) above does not apply to:
(i)a Permitted Loan;
(ii)a Permitted Guarantee;
(iii)a Permitted Transaction; or
(iv)deferred consideration on arm’s length terms pursuant to:
(A)the IPA Business Disposal provided that the IPA Business Condition will be satisfied upon completion of that disposal; or
(B)any Permitted Disposal made in connection with the M&A Process provided that the M&A Process Condition will be satisfied upon completion of the applicable disposal, provided that such amount of deferred consideration is no greater than fifty (50) per cent of the total consideration.
16.Environmental matters
(a)In this Subclause:
“Environmental Approval” means any authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from properties owned or used by any member of the Group;
“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law; and
“Environmental Law” means any applicable law or regulation which relates to:
(i)the pollution or protection of the environment; or
(ii)the harm to or the protection of human health or the health of any living organism.
(b)Each member of the Group will comply with all Environmental Law and Environmental Approvals applicable to it, where failure to do so has or is reasonably likely to have a Material Adverse Effect.

(c)Each Obligor must, promptly upon becoming aware, notify the Holders of any Environmental Claim which has or is reasonably likely to have a Material Adverse Effect.
17.Insurance
Each member of the Group must insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.
18.People with Significant Control regime
Each Obligor shall (and the Issuer shall ensure that each other member of the Group will):
(a)within the relevant time period prescribed by law, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any Issuer incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and
(b)promptly provide the Holders with a copy of that notice.
19.Subsidiaries
(a)No member of the Group may incorporate or acquire a Subsidiary or make any investment in or become party to any joint venture agreements without the prior written consent of the Holders.
(b)Each Obligor (other than the Issuer and Babylon Group Holdings) and Babylon Healthcare Services Limited shall (on and from the date upon which legal title to the shares in such Obligor and Babylon Healthcare Services Limited transfer to Babylon Group Holdings pursuant to the New HoldCo Transfer) be owned and controlled (directly or indirectly) by Babylon Group Holdings.
(c)Notwithstanding any other provision of this Annex and Condition 14, Babylon Group Holdings undertakes not to sell, lease, license, transfer or otherwise dispose of any shares, businesses or undertakings to the Issuer at any time.
20.Shares, dividends and share redemption
(a)No Obligor may (and the Issuer shall ensure that no other member of the Group will) issue any further shares or amend any rights attaching to its issued shares except to another Obligor and subject to those shares being Charged Property pursuant to a Transaction Security Document.
(b)No Obligor shall:
(i)declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);
(ii)repay or distribute any dividend or share premium reserve or special capital reserve account;
(iii)pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of its shareholders or Affiliates of its shareholders;
(iv)redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so; or

(v)make any payment in respect of any intragroup liabilities owing to another Obligor other than in respect of the ordinary course treasury management activities of the Group, provided that any such payments made to the Issuer shall only be permitted if such payment is in an amount equal to or less than, and for a purpose, expressly contemplated in the most recently delivered Cashflow Forecast, or if such payment is made pursuant to paragraph 27 (No upstream Cash or intercompany liabilities).
Paragraphs (a) and (b) above shall not apply to any payment made to fund the purchase of any employee equity (together with the purchase or repayment of any related loans) and/or to make other compensation payments to departing management up to US$2,000,000 in any Financial Year and a payment to any individual under his service contract relating to services provided to the Group provided that no Event of Default is continuing or would result immediately from the relevant payment.
21.No repayment of bilateral or other facilities
Except as otherwise contemplated by this Annex and Condition 14, the Bridge Loan Note Facility Agreement or the Intercreditor Agreement, the Issuer may not, and shall procure that no other member of the Group will pay or repay, at the voluntary election of any member of the Group, any bilateral trade facility or overdraft or any other facility that has been advanced to any member of the Group in accordance with the terms of this Annex and Condition 14 or repay, prepay, purchase, defease, redeem or otherwise acquire or retire the principal amount (or capitalised interest) of any Financial Indebtedness (in whole or in part), in each case, at any time whilst any Notes remain outstanding.
22.Amendments to constitutional documents
No Obligor may amend its articles of association, constitution or other constitutional document in a manner that is adverse to the interest of the Holders without the prior written consent of the Holder Majority.
23.Intellectual Property
(a)Each Obligor shall and the Issuer shall procure that each Group member will:
(i)preserve and maintain the subsistence and validity of the Intellectual Property Rights necessary for the business of the relevant Group member;
(ii)use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property Rights necessary for the business of the relevant Group member;
(iii)make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property Rights necessary for the business of the relevant Group member in full force and effect and record its interest in those Intellectual Property Rights;
(iv)not use or permit the Intellectual Property Rights necessary for the business of the relevant Group member to be used in a way or take any step or omit to take any step in respect of that Intellectual Property Right which may materially and adversely affect the existence or value of the Intellectual Property Rights necessary for the business of the relevant Group member or imperil the right of any member of the Group to use such property; and
(v)not discontinue the use of the Intellectual Property Rights necessary for the business of the relevant Group member, in each event, where failure to do so is reasonably likely to have a Material Adverse Effect.

(b)The Issuer will not, and will not permit any Obligor to enter into any agreement or other arrangement which transfers, sells, loans, disposes of, licenses or otherwise has the commercial effect of a transfer, sale, loan, disposal of, or license, or similar or equivalent arrangement, to persons other than the Issuer or any Obligor incorporated in England and Wales, any Intellectual Property Right whether owned on the date of the Supplemental Deed Poll or acquired, created, developed or otherwise legally or beneficially owned after that date which is or is likely to be used in the business of the Group or any member thereof, except any licensing agreement or a legally and commercially equivalent arrangement, in each case, expressly for the use of such Intellectual Property Right (but not to transfer, loan, sell or dispose of (or any other such transaction having a similar commercial effect) the legal or beneficial ownership of such Intellectual Property) in the ordinary course of day-to-day trading (and where any consideration, fees, payment, revenues or other economic benefit in relation to such arrangements are on commercial arm’s length terms).
24.Access
If an Event of Default is continuing or the Holders reasonably suspect an Event of Default is continuing, each Obligor shall, and the Issuer shall ensure that each member of the Group will, (not more than once in every financial year unless the Holders reasonably suspect an Event of Default is continuing) permit the Holders and/or the Security Agent and/or accountants or other professional advisers and contractors of the Holders or Security Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor or Issuer to (a) the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with executive management team of the Issuer.
25.Further assurance
(a)Each Obligor shall (and the Issuer shall procure that each other member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):
(i)to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Holders provided by or pursuant to the Transaction Documents or by law;
(ii)to confer on the Security Agent or confer on the Holders Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or
(iii)to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.
(b)Each Obligor shall (and the Issuer shall procure that each other member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Holders by or pursuant to the Transaction Documents.
26.Operational Milestones
(a)The Issuer shall explore:

(i)(acting principally through the Strategic Committee) the M&A Process; and
(ii)the Recapitalisation Process,
provided that without prejudice to the Issuer’s obligation to comply with this paragraph 26, the Issuer may at any time discuss any alternative M&A and/or recapitalisation proposals with the Holders and the Holders shall consider any such alternative proposals in good faith.
(b)The Issuer shall procure that:
(i)on or before 1 May 2023 (such date, which may be extended pursuant to paragraphs (c) or (d) below (the “Binding Terms Milestone Date”), the Binding Terms Milestone is satisfied; and
(ii)on or before 31 May 2023 (such date, which may be extended pursuant to paragraphs (c) or (d) below (the “Completion Milestone Date”), the Completion Milestone is satisfied.
(c)Provided the relevant Milestone has not previously been extended in accordance with paragraph (d) below, the Issuer may, not less than seven (7) Business Days prior to the date of a Milestone, request the Holder Majority to consent to an extension of the date of such Milestone and, upon receipt of such consent request, the Holder Majority shall consult with the Issuer for a period of not less than two (2) Business Days with respect to such extension request and shall, based on the relevant facts and circumstances (including whether the relevant Milestone is likely to be satisfied within the extension period and taking into account the Group’s Liquidity) and the Holder Majority shall confirm to the Issuer whether they consent to the extension no later than one (1) Business Day prior to the Milestone Date and the Holder Majority shall act reasonably and in good faith when considering any such proposed extension.
(d)Provided the relevant Milestone has not previously been extended in accordance with paragraph (c) above:
(i)the Issuer may extend the Binding Terms Milestone Date from 1 May 2023 to 31 May 2023, provided that:
(A)no Default is continuing as at 1 May 2023;
(B)by no later than 28 April 2023, the Issuer has delivered to the Holders a cashflow forecast for the period from 1 May 2023 to 31 May 2023 which illustrates that the Liquidity of the Group on each Friday during that period shall be not less than $7,500,000; and
(C)on each Friday during the period from 1 May 2023 to 31 May 2023, the Liquidity of the Group is not less than $7,500,000, as reported in a Minimum Liquidity Compliance Certificate (which must be signed by a director or the Chief Financial Officer of the Issuer) delivered by the Issuer to the Holders by the Friday immediately after the end of the relevant week (assuming the week ends on a Sunday); and
(ii)the Issuer may extend the Completion Milestone Date from 31 May 2023 to 30 June 2023, provided that:
(A)no Default is continuing as at 31 May 2023;

(B)by no later than 29 May 2023, the Issuer has delivered to the Holders a cashflow forecast for the period from 31 May 2023 to 30 June 2023 which illustrates that the Liquidity of the Group on each Friday during that period shall be not less than $7,500,000; and
(C)on each Friday during the period from 31 May 2023 to 30 June 2023, the Liquidity of the Group is not less than $7,500,000, as reported in a Minimum Liquidity Compliance Certificate (which must be signed by a director or the Chief Financial Officer of the Issuer) delivered by the Issuer to the Holders by the Friday immediately after the end of the relevant week (assuming the week ends on a Sunday).
(e)If in the reasonable opinion of the Holder Majority, the Issuer is unlikely to satisfy any Milestone, the Holder Majority may deliver a notice to the Issuer setting out in detail their views and the Issuer shall consult with the Holders in relation to whether to appoint a new M&A advisor to advise the Issuer in relation to the M&A Process (a “Replacement M&A Advisor”) . In the event that the Holder Majority requests that a Replacement M&A Advisor is appointed and the Issuer does not agree with that request within a consultation period of not less than 10 Business Days, the Strategic Committee shall determine whether a Replacement M&A Advisor should be appointed and if the Strategic Committee determines that a Replacement M&A Advisor should be appointed, the Issuer shall appoint a Replacement M&A Advisor as soon as reasonably practicable.
(f)The Issuer and the Holders (each acting reasonably and in good faith) shall agree the terms of an incentive programme for the relevant members of the management team of the Group as agreed between the Issuer and the Holders in relation to certain performance targets (including the completion of the IPA Business Disposal and the disposal of other strategic investments in the Group agreed between the Issuer and the Holders) on or before 24 April 2023 (or such other date as may be agreed by the Issuer and the Holder Majority) (the “Agreed Management MIP”). The Issuer shall subject to any applicable restrictions under applicable law and regulation (including, without limitation, in relation to the issuance or vesting of any shares or equity linked instruments) allocate to the relevant persons the relevant participations in the Agreed Management MIP no later than the date falling twenty (20) Business Days following the agreement of the Agreed Management MIP.
27.No upstream Cash or intercompany liabilities
(a)Except as provided in paragraph (b) below, no Cash may be transferred to the Issuer and no additional intercompany liabilities may be owed by the Issuer to any member of the Group at any time other than any amounts of Cash required to:
(i)cover operating expenses, administrative costs, taxes and/or listing expenses incurred by the Issuer and any fees and disbursements charged by professional advisers (including any VAT thereon)); and
(ii)pay any amounts due and payable under the terms of the Transaction Documents, the Permitted Pari Debt, the Original Bridge Notes or the Debt Documents (as defined in and subject to the terms of the Intercreditor Agreement).
(b)Paragraph (a) above shall cease to apply provided that:

(i)the Liquidity of the Group was equal to or greater than $25,000,000 as at the most recent Test Date, provided further that if on any subsequent Test Date the Liquidity of the Group is less than $25,000,000, paragraph (a) above shall be deemed to apply notwithstanding this paragraph b(i); or
(ii)the Completion Milestone is satisfied.
28.Spending Covenant
(a)Except as provided in paragraph (b) below, no Obligor shall (and the Issuer shall procure that no other member of the Group will) apply any Cash towards a Restricted Purpose without the consent of the Holder Majority.
(b)Without prejudice to any other restrictions on the application of Cash or making of payments under the Transaction Documents, the restriction in paragraph (a) above shall cease to apply if the Liquidity of the Group was equal to or greater than $25,000,000 as at the most recent date on which the Liquidity of the Group has been tested in accordance with paragraph 2 (Liquidity) of Annex 2 (Financial Covenant) or paragraph 3 (Liquidity requirement following the completion of a Recapitalisation Process or the M&A Process) of Annex 2 (Financial Covenant) (as applicable), provided further that if on any subsequent test the Liquidity of the Group is less than $25,000,000, paragraph (a) above shall be deemed to apply notwithstanding this paragraph (b).
29.Electronic Data Room
The Issuer shall maintain an electronic data room to which the Holders and their advisers shall be provided access (subject to the Holders being bound by an obligation of confidentiality to the Issuer) and which the Issuer shall populate with any documents and information reasonably requested by the Holders in connection with the Notes, the Original Bridge Notes and any relevant contingency planning.
30.Advisors to the Holders
The Issuer agrees that the Holder Majority may appoint Holders Advisors from time to time and the Issuer shall enter into fee letters with such Holders Advisors pursuant to which it shall pay any reasonable fees, costs and expenses of such advisors as required pursuant to such fee letters, provided that the Issuer shall not be required to enter into any such fee letters or be liable to pay any such fees, costs and expenses unless the Issuer has agreed with the Holder Majority the scope and fees in respect of such arrangements, including without limitation any applicable caps.
The Issuer shall not be required to make any payment to a Holder pursuant to this paragraph 30 to the extent that such Holder has sought to recover the applicable costs and/or expenses (including legal fees, subject to any requirements set out above) pursuant to an equivalent provision in the Bridge Loan Note Facility Agreement and/or the Intercreditor Agreement.
31.Chapter 11 Debtor-in-Possession Financing
To the extent that the Issuer or any member of the Group initiates any process at any time for the purpose of incurring Chapter 11 debtor-in-possession super priority financing, the Issuer shall procure that the Holders have a reasonable opportunity to participate in such process as potential financiers.
32.Corporate Governance
(a)As soon as reasonably practicable following the date of the Supplemental Deed Poll, the Majority Bridge Noteholders shall nominate a person to be appointed as a director of the Issuer who may (but is not required to) be a current or former restructuring adviser or investor, or insolvency practitioner (such person when appointed as a director of the Issuer and any replacement of such director appointed in accordance with this paragraph 32 (Corporate Governance), the “Creditor Noteholder-selected Independent Director”).
(b)The Issuer shall use all reasonable endeavours to complete the appointment of the Creditor Noteholder-selected Independent Director to the board of the Issuer within fifteen (15) Business Days of the date on which the proposed Creditor Noteholder-selected Independent Director is nominated by the Majority Bridge Noteholders and has accepted his or her prospective appointment as a director of the Issuer (the “Nomination and Acceptance Date”) provided that in any event the appointment of the Creditor Noteholder-selected Independent Director shall become effective not later than the date falling thirty (30) Business Days after such Nomination and Acceptance Date.
(c)If the Creditor Noteholder-selected Independent Director resigns or is replaced for any reason whatsoever (including by way of a shareholder vote), the Majority Bridge Noteholders may nominate in consultation with the Issuer a replacement Creditor Noteholder-selected Independent Director and the Issuer shall use all reasonable endeavours to effect the appointment of such replacement Creditor Noteholder-selected Independent Director within fifteen (15) Business Days of the date on which the proposed Creditor Noteholder-selected Independent Director is nominated by the Majority Bridge Noteholders and has accepted his or her prospective appointment as a director of the Issuer (the “Replacement Nomination and Acceptance Date”) provided that in any event the appointment of the replacement Creditor Noteholder-selected Independent Director shall become effective not later than the date falling thirty (30) Business Days after such Replacement Nomination and Acceptance Date.
(d)The Issuer shall in accordance with paragraphs (e) and (f) below appoint one (1) additional independent non-executive director to the board of the Issuer (such person when appointed as a director of the Issuer and any replacement of such director appointed in accordance with this paragraph 32, the “First Additional Independent Director”).
(e)The Issuer and Majority Bridge Noteholders shall consult in good faith in relation to potential candidates to be the First Additional Independent Director as soon as reasonably practicable and if no candidate has been agreed on or before the date that is twenty (20) Business Days after the date of the Supplemental Deed Poll, the Issuer shall appoint an independent search consultant as soon as reasonably practicable and, in any event, within ten (10) Business Days to identify a potential candidate with appropriate experience in the digital healthcare sector. The Issuer shall appoint one of the candidates identified by the independent search consultant as the First Additional Independent Director, subject to such person agreeing to accept the appointment and passing all background checks and other regulatory and compliance processes relating to the appointment of directors of the Issuer as a public company listed on the New York Stock Exchange.
(f)The Issuer shall use all reasonable endeavours to complete the appointment of the First Additional Independent Director within twenty (20) Business Days of the date on which the identity of the proposed First Additional Independent Director has been agreed between the Issuer and the Majority Bridge Noteholders (or has been identified pursuant to the search process described above) and the proposed First Additional Independent Director has accepted his or her prospective appointment as a director of the Issuer provided that the appointment of the First Additional Independent Director Issuer shall become effective not later than fifty (50) Business Days after the date of the Supplemental Deed Poll.
(g)If the Issuer does not (x) receive one or more non-binding termsheets in respect of the Recapitalisation Process or one or more non-binding bids in respect of the M&A Process on or before 27 March 2023 or

(y) satisfy the Binding Terms Milestone on or before 1 May 2023 (the relevant date, the “Appointment Trigger Date”), the Issuer shall in accordance with paragraphs (h) and (i) below appoint two (2) additional independent non-executive directors to the board of the Issuer (such persons when appointed as directors of the Issuer and any replacement of such directors appointed in accordance with this paragraph 32, the “Second and Third Additional Independent Directors” and together with the Creditor Noteholder-selected Independent Director and the First Additional Independent Director, the “New Independent Directors”).
(h)The Issuer and Majority Bridge Noteholders shall consult in good faith in relation to potential candidates to be the Second and Third Additional Independent Directors and if one or both candidates have not been agreed on or before the date that is twenty (20) Business Days after the Appointment Trigger Date, the Issuer shall appoint an independent search consultant as soon as reasonably practicable and, in any event, within ten (10) Business Days to identify one or more potential candidates with appropriate experience in the digital healthcare sector. The Issuer shall appoint the persons agreed between the Issuer and the Majority Bridge Noteholders or identified by the independent search consultant as the Second and Third Additional Independent Directors, subject to such persons agreeing to accept the appointment and passing all background checks and other regulatory and compliance processes relating to the appointment of directors of the Issuer as a public company listed on the New York Stock Exchange.
(i)The Issuer shall use all reasonable endeavours to complete the appointment of each Second and Third Additional Independent Director within twenty (20) Business Days of the date on which the identity of the relevant proposed Second and Third Additional Independent Director has been agreed between the Issuer and the Majority Bridge Noteholders (or has been identified pursuant to the search process described above) and the relevant proposed Second and Third Additional Independent Director has accepted his or her prospective appointment as a director of the Issuer, provided that if the Binding Terms Milestone has not been satisfied on or before the Binding Terms Milestone Date, the appointment of the Second and Third Additional Independent Director shall become effective not later than fifty (50) Business Days following the date of the Binding Terms Milestone Date.
(j)The Issuer may designate one of the New Independent Directors or any other director of the Issuer who is fully independent from the shareholders of the Issuer and their affiliates as the lead non-executive director.
(k)If a New Independent Director resigns or is replaced for whatever reason (including by way of a shareholder vote), the Issuer shall appoint a replacement New Independent Director in accordance with the provisions and timelines set-out above, provided that the provisions relating to the appointment of any new Independent Director within fifty (50) Business Days of any date shall not apply to any such replacement appointment.
(l)Any remuneration, costs, fees and expenses of the New Independent Directors shall be paid by the Issuer in accordance with the Issuer’s Outside Director Compensation Policy. The Issuer shall not remove or replace any New Independent Director without the consent of the Majority Bridge Noteholder unless required to do so pursuant to applicable law or regulation including without limitation as a result of any shareholder vote or any requirement for directors to stand for re-election at each annual general meeting of the Issuer.
(m)Promptly and in any event no later than five (5) Business Days after the appointment of each of the New Independent Directors to the board of the Issuer, each New Independent Director shall be appointed to the Group’s Strategic Committee. Following the appointment of all the New Independent

Directors required to be appointed pursuant to this paragraph 32, the New Independent Directors (together with any other director of the Issuer who is fully independent from the shareholders of the Issuer and its affiliates) shall at all times form a majority of the Strategic Committee. The Issuer shall authorize the Strategic Committee to give the board of the Issuer recommendations in relation to the M&A Process (including in relation to the IPA Business Disposal).
(n)Promptly and in any event no later than five (5) Business Days after the appointment of each of the New Independent Directors to the board of the Issuer, each New Independent Director shall be appointed to the Issuer’s remuneration committee. Following the appointment of all the New Independent Directors required to be appointed pursuant to this paragraph 32, the New Independent Directors (together with any other director of the Issuer who is fully independent from the shareholders of the Issuer and its Affiliates) shall form a majority on the Issuer’s remuneration committee.
(o)The New Independent Directors shall:
(i)be selected taking into account the policies and procedures set forth in the Issuer’s Nominating and Corporate Governance Committee Charter and the Company’s Corporate Governance Guidelines;
(ii)be fully independent (as reasonably determined by the Issuer and the Majority Bridge Noteholders) from the management of the Group, the shareholders of the Issuer, the creditors of the Issuer (including, without limitation, the Bridge Noteholders and the Holders) or in each case any of their related parties; and
(iii)have the requisite experience (as reasonably determined by the Issuer and the Majority Bridge Noteholders) in order to perform the role of an independent director of the Issuer and member of the Strategic Committee and comply with all applicable independence and other requirements of the NYSE and the SEC and any applicable law and regulation.
(p)Notwithstanding the other provisions of this paragraph 32, if any person selected or nominated for appointment as a New Independent Director fails to satisfy any necessary background check or other applicable regulatory and compliance processes relating to the appointment of directors of the Issuer as a public company listed on the New York Stock Exchange (an “Unsuccessful Appointment Event”), the Issuer shall be permitted to recommence the appointment process set out in this paragraph 32 as soon as reasonably practicable following the Unsuccessful Appointment Event and any applicable timelines set out in this paragraph 32 shall be deemed to recommence on and from the date of such Unsuccessful Appointment Event.
(q)At any time after the Bridge Note Discharge Date, any rights of the Majority Bridge Noteholders under this paragraph 32, may be exercised by the Holder Majority and for this purpose:
(i)any references in this paragraph to the Majority Bridge Noteholders shall be deemed to be reference to the Holder Majority; and
(ii)to the extent that any New Independent Directors have been appointed on or prior to the Bridge Note Discharge Date, the appointment of any such New Independent Directors shall continue and the provisions of this paragraph 32 shall apply in relation to such New Independent Directors following the Bridge Note Discharge Date.

33.Board Observer
At any time after the Bridge Notes Discharge Date, the Holder Majority shall be entitled (but have no obligation) to appoint an observer to the board of the Issuer, subject to the observer being bound by an obligation of confidentiality to the Issuer. Such board observer may attend board meetings and receive all information distributed or circulated to the board but cannot vote and shall not count towards quorum at any board meeting of the Issuer. The board observer shall be entitled to attend meetings of the Strategic Committee.

34.Preservation of assets
The Issuer will and shall ensure that each member of the Group will maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of the business of the Group where failure to do so would have a Material Adverse Effect.
35.Pensions
The Issuer shall ensure that all pension schemes operated by or maintained for the benefit of members of the Group and/or any of their employees are funded to the extent required by applicable law and regulations where failure to do so has or would reasonably be likely to have a Material Adverse Effect.
36.Condition Subsequent
(a)The Issuer shall:
(i)as soon as reasonably practicable and not later than the date falling two (2) Business Days immediately following the Effective Date, submit a supplemental listing application in respect of the Agreed Bridge Equity Issue Shares and the Warrant Shares to the New York Stock Exchange and provide evidence of such submission in a form and substance satisfactory to the Holders (acting reasonably);
(ii)as soon as reasonably practicable and not later than the date falling three (3) Business Days immediately following the date on which the New York Stock Exchange approves the supplemental listing application referred to in paragraph (a)(i) above, the Issuer shall issue:
(A)the Agreed Bridge Equity Issue Shares to the Original Bridge Noteholders pro rata to their participation in the Notes as at the Effective Date in accordance with the Agreed Bridge Equity Issue Shares Documentation and provide evidence of such issuance on the Issuer’s transfer agent’s books; and
(B)the Warrant Shares in accordance with the exercise provisions of the Warrant Instrument, as amended by the Warrant Amendment Documentation and provide evidence of such issuance on the Issuer’s transfer agent’s book, subject in each case the Original Bridge Noteholders and persons entitled to receive the Warrant Shares entering to into customary documentation and giving customary representations and warranties in connection with the issuance of the Agreed Bridge Equity Issue Shares and the Warrant Shares and taking all customary steps in connection therewith; and
(iii)not later than the date falling twenty (20) Business Days following the date on which the Issuer files its Annual Report on Form 10-K for the year ended 31 December 2022 with the U.S. Securities and Exchange Commission, the Issuer shall file a registration statement on

Form S-3 with the U.S. Securities Exchange Commission to register the resale of the Agreed Bridge Equity Issue Shares and the Warrant Shares under the U.S. Securities Act of 1933, as amended, on a registration statement on Form S-3 (in form and substance acceptable to the Holder Majority (acting reasonably and in good faith)) and shall cause the same to become effective as soon as practicable after such filing.
(b)The Issuer shall, within twenty (20) Business Days of the Effective Date, obtain, and provide the Trustee with a copy of, the applicable consent from the Jersey Financial Services Commission for the Issuer to issue:
(i)the Original Bridge Notes; and
(ii)the Notes,
(iii)in each case, to more than ten (10) Holders pursuant to the Control of Borrowing (Jersey) Order 1958.
37.Warrant Shares
The Issuer shall elect to use the cash redemption mechanism in the Warrant Instrument in relation to sufficient Warrant Shares held by each holder of Warrant Shares so that the Cash Redemption Payment (as defined in the Warrant Instrument) is as close to as possible, and is at least equal to, the subscription price payable by such holder of Warrant Shares for the Warrant Shares it will receive upon exercise (prior to any deduction pursuant to clause 5.1(b)(iii)(B) of the Warrant Instrument). The Issuer shall then pay any remaining Cash Redemption Payment (following the deduction required pursuant to clause 5.1(b)(iii)(B) of the Warrant Instrument) to the relevant Warrant Holder in accordance with the terms of the Warrant Instrument.

38.Jersey Regulation
Prior to the satisfaction of the obligations set out in sub-paragraph (b) of paragraph 36 (Condition Subsequent), the Issuer shall ensure that the Notes are not issued to, or registered in the name of, more than 10 persons (joint Holders being counted as a single person) without the prior written consent of the Jersey Financial Services Commission under Article 4 of the Control of Borrowing (Jersey) Order 1958.
39.Listing
The Issuer undertakes to make or cause to be made an application for the Notes to be admitted to trading on The International Stock Exchange (or another "recognised stock exchange" for the purposes of section 1005(3) of the ITA) (the "Listing") no later than the first Interest Payment Date and to use all reasonable endeavours to maintain such admission to trading for so long as any of the Notes remain outstanding, save that if the Issuer is unable to maintain such admission to trading as aforesaid, the Issuer undertakes to use all reasonable endeavours to obtain and maintain a listing and/or admission to trading for the Notes on such other "recognised stock exchange" for the purposes of section 1005(3) of the ITA as the Issuer may from time to time determine and the Issuer will forthwith give notice to the Holders of any such listing or delisting of the Notes by any of such stock exchanges. Notwithstanding the foregoing, the Issuer shall not be required to complete or maintain the Listing where it would require an amendment to the Conditions which in the opinion of the Issuer acting reasonably are materially prejudicial to its interests.

Schedule 2

FORM OF CERTIFICATE
[Face of Certificate]
THE NOTES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE NOTES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.
US$ [●]    No. [000000]
Babylon Holdings Limited
(incorporated with limited liability under the laws of Jersey)
Guaranteed by Babylon Group Holdings Limited
(incorporated with limited liability under the laws of England & Wales)
US$300,000,000 Notes due 2026
This Certificate is issued in in respect of the US$[] (TRANCHE NOMINAL AMOUNT) Notes due 2026 [to be consolidated and form a single Series with the US$[] [SERIES NOMINAL AMOUNT] of Babylon Holdings Limited (the Issuer) issued in Authorised Denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.
References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out below. Words and expressions defined in the Conditions shall bear the same meaning when used in this Certificate. This Certificate is issued with the benefit of, and subject to the provisions contained in, the Conditions and the Deed Poll.
This Certificate is issued in respect of Notes having an aggregate principal amount of:
[U.S.$] [                  ] ([                  ] [UNITED STATES DOLLARS])
THIS IS TO CERTIFY that [    ] is/are the registered holder(s) of the Notes to which this Certificate relates and is/are entitled to such interest and other amounts as are payable under the Conditions, all subject to and in accordance with the Conditions. The statements in the legend set out above are an integral part of the terms of this Certificate and, by acceptance of this Certificate, the registered holder of the Notes to which this Certificate relates agrees to be subject to and bound by the terms and provisions set out in the legend.
This Certificate is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time-to-time is entitled to payment in respect of this Certificate.
Any notices in connection with this Note shall be sent to [Address] or [Email] to the attention of [●].
This Certificate and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.
If any provision in or obligation under the Notes evidenced by this Certificate is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under the Notes evidenced by this Certificate, or (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under the Notes evidenced by this Certificate.

IN WITNESS whereof this Certificate has been executed on behalf of the Issuer.
Dated:

Babylon Holdings Limited
By:

[REVERSE OF NOTE]
CONDITIONS OF THE NOTES
[INSERT]
ISSUER
BABYLON HOLDINGS LIMITED

FORM OF TRANSFER OF NOTE
FOR VALUE RECEIVED the undersigned sell(s), assign(s) and transfer(s) to:

(Please print or type name and address (including postal code) of transferee)
US$[●] principal amount of the Notes evidenced by this Certificate and all rights hereunder, hereby irrevocably constituting and appointing Babylon Holdings Limited as attorney to transfer such principal amount of Notes in the register maintained by Babylon Holdings Limited with full power of substitution.
Signature(s)

The undersigned is acquiring US$[●] principal amount of the Notes evidenced by this Certificate and agrees to be bound by the obligations equivalent to those from which the transferor was bound under the Notes.
Signature(s)

Date:
NOTE:
1.    This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions, must be endorsed on the Certificate to which this form of transfer relates and must be executed under the hand of the transferor or, if the transferor is a corporation, this form of transfer must be executed either under its common seal or (a) in the case of a company incorporated in England and Wales, under the hand of two of its officers duly authorised in writing or (b) in the case of a foreign company, by way of the signature of any person(s) who, under the laws of the country of incorporation of that company, is/are acting under the authority of the company, and, in the case of (a) and (b) the document so authorising the officers must be delivered with this form of transfer.
2.    The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Certificate in every particular, without alteration or enlargement or any change whatever.

Schedule 3

FORM OF REDEMPTION NOTICE
To:    Babylon Holdings Limited (the “Issuer”)
We, the undersigned being the holders of the Notes specified below, hereby elect to redeem the principal amount of all of the issued and outstanding Notes in accordance with the terms and conditions of the Notes.
1.    Total principal amount and, where applicable, the serial numbers of the Certificate(s) evidencing the Notes to which this Redemption Notice applies:
Number of Certificate(s):
Total principal amount: US$ [●]
Serial numbers of Certificate(s):
We hereby request that payment of principal and interest required to be made pursuant to Condition 9 of the Notes be paid to the persons whose names and addresses are given below and in the manner specified below/transferred to the US dollar account, details in respect of which are given below:
Name:
Address:
Account no:
Account name:
Bank:
Branch:
Swift Code:
IBAN Number:

For an on behalf of
[insert name(s) of Holder]
Schedule 4

FORM OF COMPLIANCE CERTIFICATE
To:    The Holders
From:    The Issuer
Date:    [ ]

BABYLON HOLDINGS LIMITED – Deed Poll
dated [●] 2023 (the Deed Poll)
Babylon Holdings Limited
1.We refer to the Deed Poll. This is a Compliance Certificate. Terms defined in the Deed Poll have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate. This Compliance Certificate is a Transaction Document.
2.[We confirm that no Default is outstanding as at [relevant testing date].1
[THE ISSUER]
By:    By:

_______________________    _________________________
Director    Chief Financial Officer / Group Finance Director
1     If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

Schedule 5

FORM OF MINIMUM LIQUIDITY COMPLIANCE CERTIFICATE
To:    The Holders
From:    The Issuer
Date:    [ ]
BABYLON HOLDINGS LIMITED – Deed Poll
dated [●] 2023 (the Deed Poll)
1.We refer to the Deed Poll. This is a Minimum Liquidity Compliance Certificate. Terms defined in the Deed Poll have the same meaning in this Minimum Liquidity Compliance Certificate unless given a different meaning in this Minimum Liquidity Compliance Certificate. This Minimum Liquidity Compliance Certificate is a Transaction Document.
2.[In accordance with paragraph 2 (Liquidity) of Annex 2 (Financial Covenant) of the Deed Poll, we confirm that the Liquidity of the Group is $[●] as at the Test Date is __________ [2023] [and that forecast Liquidity is in excess of the amount set out in column II of the table at paragraph 2 (Liquidity) of Annex 2 (Financial Covenant) for each week commencing on the date set out in Column I of the table in that Clause for the 13 week forecast period in the Cashflow Forecast appended to this Certificate], and that therefore the covenant in paragraph 2 (Liquidity) of Annex 2 (Financial Covenant)of the Agreement [has] / [has not] been complied with.]
3.[In accordance with paragraph 3 (Liquidity requirement following the completion of a Recapitalisation Process or the M&A Process) of Annex 2 (Financial Covenant) of the Deed Poll, we confirm that the Liquidity of the Group is $[●] on __________ [2023] and that therefore the Monthly Minimum Liquidity Requirement [has] / [has not] been complied with.]
Signed ………………………….
[Director]
Signed ………………………….
[Chief Financial Officer of the Issuer/ Finance Director]